EX-10.JJ
                           MASTER SERVICES AGREEMENT
















                            MASTER SERVICES AGREEMENT

                                 between each of

                          SAFETY-KLEEN SERVICES, INC.,

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       and

                         EDS INFORMATION SERVICES L.L.C.


                                 April 26, 2002


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                                TABLE OF CONTENTS


Article IA.    Condition Precedent, Background and Objectives..................5

         1.A.1    Condition Precedent..........................................5
         1.A.2    Background...................................................5
         1.A.3    Objectives...................................................7
         1.A.4    Construction.................................................8

Article I.  Relationship Management............................................8

         1.1      EDS Client Delivery Executive................................8
         1.2      SK Representative............................................9
         1.3      Steering Committee...........................................9
         1.4      Meetings.....................................................9
         1.5      Reports.....................................................10
         1.6      Technology Strategy and Process Improvement Plan............10
         1.7      Quality Assurance and Improvement Programs..................12
         1.8      Productivity and Management Tools...........................12
         1.9      Procedures Manual...........................................12
         1.10     Change Control..............................................13
         1.11     Software Development Methodologies..........................14

Article II.    Personnel......................................................15

         2.1      [Intentionally Left Blank.].................................15
         2.2      Personnel...................................................15
         2.3      Use of Subcontractors.......................................17
         2.4      Hiring of Employees.........................................19

Article III.   Services.......................................................19

         3.1      Term; Renewal...............................................19
         3.2      Services....................................................19
         3.3      Performance Metrics.........................................21
         3.4      SAS 70, SAS 80 and GAAP.....................................22
         3.5      Former Affiliates...........................................22
         3.6      Changes in amount of Services; Cooperation..................23
         3.7      Extraordinary Events........................................24
         3.8      Third Party Software........................................26
         3.9      Third-Party Products and Services...........................27
         3.10     Gain Sharing................................................27
         3.11     Additional Services.........................................27
         3.12     System Change...............................................29
         3.13     Benchmarking................................................29
         3.14     Executive Balanced Scorecard................................29
         3.15     Reliance on Instructions....................................31
         3.16     Licenses and Permits........................................31

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         3.17     Changes in Law and Regulations..............................31
         3.18     Dedicated Logical and Operating Environments................31
         3.19     Non-Competition.............................................32
         3.20     Management of Possible Conflict of Interest.................32

Article IV.    SK's Role......................................................32

         4.1      SK's Role...................................................32

Article V.     Equipment, Leases, Licenses, Maintenance.......................32

         5.1      Use of SK-Owned Equipment and SK-Leased Equipment...........32
         5.2      Use of SK Software and SK-Vendor Software...................33
         5.3      Software ...................................................33
         5.4      Equipment...................................................33
         5.5      Consents; Further Assurances................................34
         5.6      Additional Items of Property................................34

Article VI.    Warranties and Additional Covenants............................34

         6.1      Warranties and Additional Covenants.........................34
         6.2      Disclaimer of Warranties....................................38

Article VII.   Proprietary Rights.............................................38

         7.1      Software Definitions........................................38
         7.2      EDS Software................................................39
         7.3      EDS-Vendor Software.........................................40
         7.4      SK Software.................................................40
         7.5      SK-Vendor Software..........................................40
         7.6      Developed Software..........................................40
         7.7      Other Deliverables..........................................42
         7.8      EDS Development Tools; Residual Technology..................42
         7.9      Further Assurances..........................................42
         7.10     Limitation..................................................43
         7.11     Residual Knowledge..........................................43
         7.12     Documentation...............................................43
         7.13     Cooperation Upon Divestiture................................43
         7.14     Escrow Software.............................................43

Article VIII.     Data, Confidentiality and Audit Rights......................44

         8.1      Data of SK..................................................44
         8.2      Safeguarding Data and Backup................................44
         8.3      Privacy Laws................................................45
         8.4      Confidentiality.............................................45
         8.5      Audits.  ...................................................49

Article IX.    Payments.......................................................51

         9.1      Charges for Services........................................51
         9.2      Travel and Travel-Related Expenses..........................52

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         9.3      Other Out-of-Pocket Expenses................................52
         9.4      Administrative Expenses.....................................52
         9.5      Certain Expenses............................................52
         9.6      Charges for Additional Services.............................52
         9.7      Annual Adjustment to Charges................................53
         9.8      Time of Payment; Disputed Amounts...........................53
         9.9      Accountability..............................................53
         9.10     Set-Off.................................................... 53
         9.11     Taxes.......................................................53

Article X.     Dispute Resolution.............................................55

         10.1     Informal Dispute Resolution.................................55
         10.2     Litigation..................................................57
         10.3     Continued Performance.......................................57
         10.4     Governing Law...............................................58

Article XI.    Termination....................................................58

         11.1     Termination for Cause.......................................58
         11.2     Termination for Convenience.................................59
         11.3     Additional Grounds for Termination..........................59
         11.4     Extension of Termination Effective Date.....................60
         11.5     Termination/Expiration Assistance...........................60
         11.6     SK Failure to Perform.......................................62

Article XII.   Indemnities and Liability......................................63

         12.1     Indemnity by EDS............................................63
         12.2     Indemnity by SK.............................................64
         12.3     Additional Indemnities......................................64
         12.4     Infringement................................................65
         12.5     Indemnification Procedures..................................65
         12.6     Subrogation.................................................66
         12.7     Liability Restrictions......................................67
         12.8     Waiver of Jury Trial........................................66

Article XIII.     Insurance; Disaster Recovery................................68

         13.1     Insurance...................................................68
         13.2     Disaster Recovery...........................................69

Article XIV.      Miscellaneous...............................................69

         14.1     Right to Engage in Other Activities.........................69
         14.2     Independent Contractors.....................................69
         14.3     Entire Agreement; Survival..................................70
         14.4     Amendments; Waiver..........................................70
         14.5     Binding Nature; Assignment..................................70
         14.6     Export Regulations..........................................70
         14.7     Approvals and Similar Actions. .............................71

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         14.8     Notices.....................................................71
         14.9     Excused Performance.........................................72
         14.10    Public Relations and Marketing References...................73
         14.11    Certain Construction Rules..................................73
         14.12    Third Party Beneficiaries...................................74
         14.13    Covenant Against Pledging...................................74
         14.14    Entire Agreement........................................... 74




Schedules

Schedule of Definitions
Schedule 1.5 - Reports
Schedule 1.10 - Change Control Procedures
Schedule 2.2(a) - Key Positions
Schedule 2.2(b) - Steering Committee
Schedule 2.2(a)(iv) - SK Competitors
Schedule 2.3 - Authorized Subcontractors
Schedule 3.2 - Services
Schedule 3.2(b) - SK Affiliates
Schedule 3.3(a) - Service Levels
Schedule 3.18 - Dedicated Logical and Operating Environments
Schedule 3.19 - Non-competition
Schedule 4.1 - SK's Role
Schedule 5.1 - SK-Owned Equipment and SK-Leased Equipment
Schedule 5.3 - Software
Schedule 5.4 - Equipment
Schedule 7.1(a) - EDS Software
Schedule 7.1(b) - EDS-Vendor Software
Schedule 7.1(c) - SK Software
Schedule 7.1(d) - SK-Vendor Software
Schedule 7.2 - Other Restrictions on Use
Schedule 9.1 - Charges
Schedule 9.7 - Annual Adjustment to Charges
Schedule 11.2 - Termination for Convenience


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                            MASTER SERVICES AGREEMENT


         THIS MASTER SERVICES AGREEMENT, dated as of April 26, 2002 (the "Agreement"), is between each of Safety-Kleen Services, Inc., a Delaware corporation (which includes the reorganized Safety-Kleen Services, Inc. when applicable) ("SK"), Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and EDS Information Services L.L.C., a Delaware limited liability company ("EIS").

          ARTICLE IA. CONDITION PRECEDENT, BACKGROUND AND OBJECTIVES.
                      -----------------------------------------------

1A.1     CONDITION PRECEDENT.
         --------------------
         SK is a debtor-in-possession in a Chapter 11 reorganization case pending in the United States Bankruptcy Court for the District of Delaware, Case No. 00-2303 (PJW) (the "Bankruptcy Case"). SK will use all reasonable efforts to have the Agreement and the applicable Schedules approved by an order entered in the Bankruptcy Case which order shall have become final and non-appealable (the "Final Order"). Notwithstanding anything in this Agreement to the contrary, SK and EDS agree that this signed Agreement shall only become effective as of that date the order approving the Agreement and the applicable Schedules shall have become a Final Order (such date shall be the "Effective Date" as used herein). Until the Effective Date, except as provided in the Letter of Intent effective as of January 15, 2002, between each of SK, EDS and EIS, as amended (the "Letter of Intent"), neither Party shall have any obligation or liability to the other. In the event such order does not become a Final Order, this Agreement shall never become effective. The Parties mutually agree that neither Party shall waive any of its rights under this Section, either by its actions or otherwise, unless such waiver is expressly made in a writing referencing this Section and signed by the Parties. SK agrees that it shall not propose nor consent to a plan of reorganization that 1) fails to provide for the effectiveness and binding nature of all the terms of the Agreement after confirmation of the plan, and 2) fails to assume the Agreement and all its terms.

1A.2     BACKGROUND.
         ------------
         This Agreement is being made and entered into with reference to the following:

         (a) SK is a leading provider of secure, cost-effective waste treatment, recycling and disposal services that reduce the environmental risk to their customers and preserve and protect the Earth's natural resources. SK delivers a comprehensive range of sophisticated treatment, recycling and disposal services in the industry. This allows SK to serve virtually every industrial region coast-to-coast in both the United States and Canada, and to be a single-source provider for companies looking to manage costs by reducing their number of

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                  suppliers.  SK focuses on both large-scale industrial disposal and cleanup for medium to large customers, and small-scale disposal for tens of thousands of smaller customers.

         (b) SK desires to enter into an arrangement to have a qualified and experienced service provider install various financial software for SK and for such service provider to assist SK in improving various of its processes. Accordingly, SK has solicited proposals for the performance of such functions by issuance of a Request for Proposal for SK ("RFP").

         (c) EDS is a well-known provider of information technology services. EDS has the skills, qualifications and experience necessary to perform and manage the services requested by SK in the RFP in an efficient, cost-effective and controlled manner, with a high degree of quality and responsiveness, and it has performed similar services for other customers.

         (d) EDS has extensive experience in working creatively with companies dealing with the complexities and challenges of bankruptcy proceedings.

         (e) EDS has indicated to SK that it envisions a relationship with SK that transcends the traditional client-vendor structure to achieve a business relationship based on shared vision, shared goals and objectives, cultural synergy, and a commitment to outstanding customer service.

         (f) In response to the RFP, EDS has submitted a proposal to provide the services requested by SK in the RFP. In reliance upon the foregoing, and after examination of competitive proposals submitted to SK by EDS and other providers, SK has selected EDS to provide the services covered by this Agreement to SK. This Agreement documents the terms and conditions under which SK agrees to purchase, and EDS agrees to provide, such services.

         (g) The obligations of EDS set forth in this Agreement will be performed by EDS, itself and through its direct and indirect wholly-owned subsidiaries, including EIS. All references to EDS in this Agreement will be deemed to include all such subsidiaries, and EDS and SK may be referred to in this Agreement individually as a "Party" and together as the "Parties".

         (h) The Parties hereto hereby acknowledge and agree that this Agreement is being entered into in order for services to be provided by EDS to SK's Yellow Business (which term shall mean the part of the business of SK that is as of the Effective Date referred to by SK as the Yellow Business, which generally provides cleaner services for parts and other specialized services to automotive repair, commercial and manufacturing customers.) and it is not intended for services to be provided to SK's Blue Business (which term shall mean the part of the business of SK that is as of the Effective Date referred to by SK as the

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                  Blue  Business,   which  generally   provides   hazardous  and
                  non-hazardous waste collection, treatment, recycling, disposal
                  and  destruction  of  hazardous  and   non-hazardous   waste);
                  provided, however, that certain services provided hereunder may be provided for a limited time on a limited basis to SK's Blue Business if such services are provided as a part of, and ancillary to, services being provided to SK's Yellow Business. Under no circumstances, will the sale of SK's Blue Business constitute a breach of this Agreement or provide EDS or SK a right to terminate this Agreement.

1A.3     OBJECTIVES.
         -----------
         SK and EDS have agreed upon certain goals and objectives for this Agreement, including the following:

         (a) Streamlining SK's financial processes to achieve near term results and maximize the benefits of its planned financial software deployment;

         (b) Reduction in current and future operational costs to a competitive, open-market level;

         (c) Realization of improvement in operational processes and costs during the term of the Agreement;

         (d) Achievement of improved quality and service levels which will meet sound practices for both value and customer satisfaction;

         (e)      Expansion  of access to skills and  resources  to support  its
                  existing   technical   environment   and  growth   into  newer
                  technologies;

         (f) Permitting SK to focus on its core competencies and strategic planning and integration of new technologies and business opportunities;

         (g)      Obtaining  better   information   technology   management  and
                  practices;

         (h) A flexible and highly responsive contractual relationship to meet SK's changing requirements and business environment;

         (i) Variable pricing of certain Services to enable SK to implement a consumption-based expense structure where actual demand drives actual costs;

         (j) Transfer to EDS of the responsibility for providing the Services;

         (k) A valued relationship with EDS whereby EDS remains knowledgeable and an active participant in SK's business industry and remains committed to the business success of SK; and

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         (l)      Obtaining the benefits that EDS can bring in leveraging  other strategic partners and vendors to ensure that SK benefits from such relationships.

1A.4     CONSTRUCTION.
         -------------
         (a) The provisions of this Article 1A are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement. However, to the extent the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to give effect to the provisions in this Article 1A.

         (b) Terms other than those defined in the Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the information technology services industry shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

         (c) References to "Article," "Section," "Subsection," "Schedule" or "Attachment" shall be references to an Article, Section, Subsection, Schedule or Attachment of the Agreement, respectively, unless otherwise specifically stated.

         (d) The headings in the Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of the Agreement.

         (e) For convenience of reference, the Schedule of Definitions attached hereto sets forth the capitalized terms that are used in this Agreement and identifies the sections hereof in which the definitions for such terms appear.

         (f) The term "Agreement" includes all Schedules and Attachments hereto.

                       ARTICLE I. RELATIONSHIP MANAGEMENT
                       ----------------------------------

1.1 EDS CLIENT DELIVERY EXECUTIVE. During the term of this Agreement, EDS will provide an individual who will be primarily dedicated to SK's account and who will maintain an office at SK's facilities located in Columbia, SC or such other SK headquarters location as may be agreed by the parties (the "EDS Client Delivery Executive"). The EDS Client Delivery Executive (a) will be acceptable to SK, in SK's sole discretion, (b) will be the primary contact for SK in dealing with EDS under this Agreement, (c) will have overall responsibility for managing and coordinating the delivery of the Services, (d) will meet regularly with the SK Representative and (e) will have the power and authority to

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         make  decisions  with  respect  to  actions  to be  taken by EDS in the ordinary course of day-to-day management of SK's account in accordance with this Agreement. The initial EDS Client Delivery Executive shall be the individual set forth on Schedule 2.2(a).

1.2 SK REPRESENTATIVE. During the term of this Agreement, SK will designate a senior level individual who will be authorized to act as SK's primary contact for EDS in dealing with SK under this Agreement and who will have the power and authority to make decisions with respect to actions to be taken by SK under this Agreement (the "SK Representative"). The SK Representative may designate in writing a reasonable number of additional SK employees to be points of contact for EDS with respect to particular matters of expertise relating to this Agreement.

1.3 STEERING COMMITTEE. EDS and SK will provide the other with the names of two and three members, respectively, of their respective management staff (inclusive of the EDS Client Delivery Executive and the SK Representative) who will serve on a steering committee (the "Steering Committee"), with the chairman of the Steering Committee being designated by SK from one of its committee members. The titles and experience of the EDS representatives shall be reasonably acceptable to SK. The Steering Committee will be responsible for (a) generally overseeing the performance of each Party's obligations under this Agreement and (b) making, and providing continuity for making, strategic decisions for SK with respect to the establishment, prioritization, budgeting and implementation of SK's existing and future plans for information technology and business process improvement, including its use of the Services. The initial members of the Steering Committee are set forth on Schedule 2.2(b). SK may change its representatives on the Steering Committee from time to time upon written notice to EDS. Except for the EDS Client Delivery Executive, EDS may change its representative or representatives on the Steering Committee from time to time upon written notice to SK. In addition, the Parties may mutually agree to increase or decrease the size, purpose or composition of the Steering Committee in an effort for EDS to better provide, and for SK to better utilize, the Services. The location of the Steering Committee meetings will alternate between a mutually acceptable SK location and a mutually acceptable EDS location. Upon SK's reasonable request, the EDS representatives shall attend any such meetings in person. Each Party will bear the costs of its participation in such meetings. The Steering Committee shall have no authority to modify the Agreement.

1.4 MEETINGS. Within ten (10) days of the Effective Date, the Steering Committee will determine an appropriate set of periodic meetings to be held by them or other representatives of the Parties involved with the performance of the Services and the procedures to be followed for such meetings, including the preparation of agenda and minutes. EDS shall permit the inclusion on the agenda for a particular meeting of any ideas that SK desires to have included. At a minimum, the meetings will consist of an annual Steering Committee meeting to conduct a quality review of the Services and quarterly Steering Committee meetings to discuss, among other things, the strategic objectives of the Parties and to engage in long-range planning.

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1.5      REPORTS.  Within 30 days after the  Effective  Date,  the parties shall agree upon an appropriate set of periodic reports to be issued by EDS to SK, in addition to those listed on Schedule 1.5, including reports addressing performance, financial matters, utilization and status reports. Such reports shall be issued at the frequency and contain the level of detail reasonably requested by SK. Unless otherwise requested by requested by SK such reports shall be no less comprehensive and be issued no less frequently than the reports received by SK before the Effective Date. EDS shall provide SK with suggested formats for such reports, for SK's review and approval. As one such report, EDS shall provide a monthly performance report, which shall be delivered to SK within fifteen (15) days after the end of each calendar month, describing EDS' performance of the services in the preceding month (such report the "Monthly Performance Report"). The Monthly Performance Report shall:

         (a) separately address EDS' performance in each area of the Services;

         (b) for each area of the Services, assess the degree to which EDS has attained or failed to attain the pertinent objectives in that area, including measurements with respect to the Service Levels;

         (c) explain deviations from the Service Levels and include a plan for corrective action where appropriate;

         (d) describe the status of any projects, problem resolution efforts, and other initiatives;

         (e) set forth a record of all material Equipment and Software changes that pertain to the Services and describe planned changes during the upcoming month that may affect the Services;

         (f) set forth the utilization of resources for the month and report on utilization trends and statistics; and

         (g) include such documentation and other information as SK may reasonably request to verify compliance with the Agreement.

1.6      TECHNOLOGY STRATEGY AND PROCESS IMPROVEMENT PLAN.
         -------------------------------------------------

         The Parties shall jointly prepare an annual technology strategy and process improvement plan in accordance with the provisions of this Section (such plan the "Technology and Process Improvement Plan"). The Technology and Process Improvement Plan shall address the information technology requirements of SK's current and future technologies and activities, and shall include recommended goals and actions for EDS and SK to take during the current year and the next three (3) years based upon SK's business needs and overall IT and business process strategy.

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         Each  Technology  and  Process  Improvement  Plan after the first shall review and assess the immediately preceding Technology and Process Improvement Plan. The Technology and Process Improvement Plan shall consist of a three-year plan and annual implementation plans as described below.

         (a) THREE-YEAR PLAN. The Technology and Process Improvement Plan shall include a comprehensive assessment and strategic analysis of SK's then-current information technology systems, services and business processes for the next three (3) years, including, but not limited to, an assessment of the appropriate direction for such systems, services and processes in light of SK's business priorities and strategies, competitive market forces and SK's business process improvement strategy (to the extent such business information is provided by SK to EDS). The plan shall include a specific identification of proposed business process improvements, proposed software and hardware strategies and direction, a cost projection, a cost/benefit analysis of any proposed changes, potential price performance improvement opportunities, a description of the types of personnel skill and abilities needed to respond to any recommended changes or upgrades in processes or technology, a general plan and a projected time schedule for developing and achieving the recommended elements, and references to appropriate information services operations platforms that support service level requirements and exploit industry trends in production capabilities. The Technology and Process Improvement Plan shall also address any issues arising from or relating to refresh issues regarding hardware and software.

         (b) ANNUAL IMPLEMENTATION PLAN. As necessary to support the overall objectives and directions of the three-year plan, the annual implementation plan shall provide specific guidance as to the information services and business process requirements, projects, and plans for the upcoming year, including details on operations. The annual implementation plan shall include a summary review of EDS' performance of the Services in the year then concluding, and shall make updates and revisions of the long-term plan as appropriate if the Term is extended. An annual implementation plan shall be prepared for each year of the Agreement.

         (c) DRAFTING RESPONSIBILITY. EDS shall submit to SK a draft of the Technology and Process Improvement Plan for SK's review and approval which draft shall have been developed with assistance from key business users from SK. EDS shall submit the final Technology and Process Improvement Plan within thirty (30) days of receiving SK's comments. The draft of the Technology and Process Improvement Plan for the first year shall be provided within six (6) months of the Effective Date. EDS shall recommend modifications to the Technology and Process Improvement Plan as it deems appropriate, and shall revise the Technology and Process Improvement Plan as requested and approved by SK. Subject to the terms of the Agreement, EDS will be responsive to SK's initial and future technology requirements, including those associated with the Services, and any transformation of such Services related to new SK business strategies.

         (d) The Technology and Process Improvement Plan shall be administered by a Technology and Process Improvement Committee that shall be composed of four representatives of SK and three representatives of EDS. This Committee shall meet at least quarterly and shall report to the Steering Committee.

         (e) Notwithstanding anything in this Agreement to the contrary, SK will retain all strategic decision-making regarding its use of technology and business processes.

1.7 QUALITY ASSURANCE AND IMPROVEMENT PROGRAMS. EDS, as part of its total quality management process, shall provide continuous quality assurance and quality improvement through (a) the identification and application of proven techniques, tools and sound business practices from other installations within its operations that would benefit SK either operationally or financially, and (b) the implementation of programs, practices and measures designed at a minimum to ensure that the Services are performed in accordance with the Agreement and to improve the Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by SK. EDS shall provide SK with information and reasonable access to such tools and procedures upon request for purposes of verification.

1.8 PRODUCTIVITY AND MANAGEMENT TOOLS. EDS shall utilize project management tools, productivity aids and project management systems as reasonably necessary to perform the Services. EDS shall use project management tools in all major projects and employ a regular reporting mechanism to identify project tasks, present current status reports, and identify potential bottlenecks and problems.

1.9      PROCEDURES MANUAL.
         ------------------
         Within 30 days of the Effective Date, the parties shall agree as to the general scope and format, including table of contents, of a draft procedures manual (the "Procedures Manual") and shall agree as to when the initial draft of the Procedures Manual will be delivered by EDS to SK for its comments and review. The parties expect that the Procedures Manual will, at a minimum:

           (i) Describe how EDS shall perform and deliver the Services under the Agreement by functional workgroup and the documentation (e.g. operations manuals, user guides, specifications) that provide further details of such activities.

          (ii) Describe the activities EDS proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken by service providers that provide services of the type EDS shall provide under the Agreement.

         (iii) Include descriptions of the acceptance testing and quality assurance procedures approved by SK, EDS' problem management and escalation procedures, and the other standards and procedures of EDS pertinent to SK's interaction with EDS in obtaining the Services.

         The Procedures Manual shall be suitable for use by SK to reasonably understand the Services.

         (b) Following SK's review of the draft Procedures Manual, EDS shall incorporate reasonable comments or suggestions of SK and shall finalize the Procedures Manual within forty-five (45) calendar days of EDS' receipt of SK's final written comments or suggestions. The final Procedures Manual shall be subject to the approval of SK which approval shall not be unreasonably withheld. The parties acknowledge and agree that the Procedures Manual will be an evolving document with changes being made to it from time to time. In this regard, EDS shall periodically propose updates to (i) the Procedures Manual to reflect changes in the operations or procedures described therein, and (ii) Schedules 5.3, 5.4, 7.1(a)-(d) to reflect changes to the Equipment and Software being used to provide the Services. Proposed updates of the Procedures Manual shall be provided to SK for review, comment, and approval; proposed updates to such Schedules shall be subject to Section 14.4 of the Agreement. EDS shall perform the Services in accordance with the Procedures Manual. In the event of a conflict between the provisions of the Agreement and the Procedures Manual, the provisions of the Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Procedures Manual.

1.10     CHANGE CONTROL.
         ---------------
         (a)      EDS  shall   comply   with  the   following   change   control
                  requirements  with  respect to the general  operations  of the
                  Services:

                 (i) Prior to using any new Software or new Equipment to provide the Services, EDS shall have verified that the item has been properly installed, is operating in accordance with its specifications, and is performing its intended functions in a reliable manner. In the event a change is related to SK Software, SK shall have the responsibility for change control management of such Software and coordinating with EDS as reasonably necessary.

                 (ii) EDS shall not take an action or make a decision that may have an adverse effect on SK or that that may have an adverse effect on the function or performance of, or may decrease the resource efficiency of, the Services, including implementing changes in technology or equipment and software configuration, without first obtaining SK's approval (which approval SK may withhold for any change that may have an adverse affect on SK or the Services in its sole discretion). EDS may make temporary changes required by an emergency if it has been unable to contact an appropriate SK manager to obtain such approval after making reasonable efforts. EDS shall document and promptly report such emergency changes to SK.

                 (iii) EDS shall move programs from development and test environments to production environments in a controlled and documented manner, so that no unauthorized changes are introduced into the programs.

                 (iv) EDS shall make no changes to the software purchased by SK without the prior written approval of SK.

         (b) With respect to the provision of Services, EDS shall not miss time schedules, expand the scope of work, exceed billable hour estimates or otherwise modify or not meet any provision of a Statement of Work without prior written approval of SK. The prior written approval of SK shall be obtained through the change control process set forth on Schedule 1.10.

         (c) Within sixty (60) calendar days after the Effective Date, EDS shall prepare and provide to SK change control procedures detailing (i) how EDS will comply with the requirements set forth in Subsection (a) of this Section; (ii) any modification EDS would propose to the procedure set forth on Schedule 1.10; and (iii) how it will otherwise control changes to the Services (such procedures collectively the "Change Control Procedures"). The Change Control Procedures shall reflect a sound-practices change management process for the SK environments and shall address, at a minimum, the establishment of (i) appropriate communications between affected parties (e.g., affected parties within SK), (ii) an approved back-out plan for each change; (iii) documented estimates of the impact of each change; (iv) a high degree of success through test plans and testing; and (v) reporting on, measurement of and analysis of the changes implemented. The Change Control Procedures may not modify or change the scope of Services to be provided under, or any other terms or conditions of, the Agreement. The Change Control Procedures shall be provided to SK for review, comment and approval, and reasonable comments or suggestions of SK shall be incorporated into the Change Control Procedures. EDS shall perform the Services in accordance with the Change Control Procedures.

1.11 SOFTWARE DEVELOPMENT METHODOLOGIES. EDS and SK will jointly implement and utilize written software development methodologies in connection with the performance of their respective obligations under this Agreement. EDS may modify or replace such development methodologies at any time after consulting with the SK Representative, except that such modified or replacement methodologies may not increase or otherwise alter in any material respect SK's obligations under this Agreement or adversely affect EDS' performance under this Agreement without the prior written consent of SK.

                             ARTICLE II. PERSONNEL
                                         ---------
2.1      [INTENTIONALLY LEFT BLANK.]

2.2      PERSONNEL.
         ----------
         (a)      KEY EDS POSITIONS.
                  ------------------
                  (i) "Key EDS Positions" shall be the positions set forth as such in Schedule 2.2(a). EDS shall cause each of the personnel filling the Key EDS Positions to devote all necessary time and effort to the provision of Services for the period specified in Section 2.2(a)(iii). Personnel filling Key EDS Positions shall have meaningful compensation incentives that may only be earned as a result of SK customer satisfaction. SK and EDS may mutually agree from time to time to change the positions designated as Key EDS Positions under this Agreement, provided that the number of Key EDS Positions shall not exceed the number of Key EDS Positions specified in Schedule 2.2(a) as of the Effective Date, unless the Parties mutually agree otherwise.

                 (ii) Either SK or EDS may propose that a particular EDS employee fill a Key EDS Position. Before assigning an individual to a Key EDS Position, whether as an initial assignment or a subsequent assignment, EDS shall notify SK of the proposed assignment, shall introduce the individual to appropriate SK representatives (and, upon request, provide such representatives with the opportunity to interview the individual) and shall provide SK with a resume and other information about the individual reasonably requested by SK. If SK in good faith objects to the proposed assignment, the Parties shall attempt to resolve SK's concerns on a mutually agreeable basis.

                (iii) The personnel approved as of the Effective Date to fill the Key EDS Positions are listed in Schedule 2.2(a). Personnel filling Key EDS Positions may not be transferred or reassigned until a suitable replacement proposed by EDS has been approved by SK. With respect to the Key EDS Positions (including the EDS Client Delivery Executive), during the first twelve (12) months following their assignment (including the assignment of any replacement), EDS may not, without SK's prior written approval of the replacement, transfer or reassign a person filling any such Key EDS Position unless (A) the provision of the applicable Category of Services has been completed; or (B) the employee (1) resigns or is unable to work due to his or her death or disability,
                           (2) accepts transfer or reassignment for advancement opportunities that are reasonably supportable to SK or (3) requests transfer or accepts reassignment for personal reasons which would reasonably cause the employee to seek relief from the SK assignment.

                 (iv) EDS shall not assign a person that filled a Key EDS Position to a project involving the companies listed on Schedule 2.2(a)(iv) and their affiliates (an "SK Competitor") until one year has elapsed from when such individual ceased providing services for SK.

         (b)      QUALIFICATIONS, RETENTION AND REPLACEMENT OF EDS PERSONNEL.
                  -----------------------------------------------------------

                  (i) EDS shall assign an adequate number of personnel to perform the Services. Each person that EDS assigns to perform the Services shall be properly educated, skilled, trained and qualified for the Services he or she is to perform.

                 (ii) In the event that SK determines in good faith that the continued assignment to the SK account of any of the EDS Personnel is not in the best interests of SK, then SK shall provide the EDS Client Delivery Executive written notice to that effect, describing SK's specific concerns with the applicable EDS Personnel. Promptly after receipt of such notice, EDS shall have a reasonable period of time (not to exceed ten (10) business days) in which to investigate the matters stated in such notice, discuss its findings with SK and resolve any problems with such EDS Personnel on a basis mutually agreeable to EDS and SK.

         (c)      ACCOUNT TURNOVER.
                  -----------------
                  SK and EDS both agree that it is in their best interests to keep the turnover rate of the EDS personnel performing the Services to a reasonably low level. Accordingly, the Parties agree as follows:

                   (i) If at any time EDS intends to replace any EDS Personnel performing the Services, EDS shall take all necessary steps to ensure that there is adequate knowledge transfer between the individual being replaced and the newly-assigned individual. Any replacement technology or management personnel shall possess a level of ability, education, skills, training, and qualifications at least similar to the departing personnel they are replacing. SK shall not be charged for any transition costs related to such turn over, including the educating of the new person regarding SK and the Services.

                  (ii) Upon SK's request, EDS shall provide, at its own expense, data concerning its turnover rate regarding the SK account. At SK's request, EDS shall meet with SK to discuss such turnover rate and mutually determine what reasonable steps EDS could take to minimize EDS' turnover rate in the future.

                 (iii) In any event, notwithstanding transfer or turnover of personnel, EDS remains obligated to perform the Services without degradation and in accordance with the Agreement.

         (d) CONDUCT OF EDS PERSONNEL. While performing Services for SK, EDS, its employees, and agents shall (1) comply with reasonable requests, standard rules and regulations of SK regarding personal and professional conduct generally applicable to any such SK service location and (2) otherwise conduct themselves in a businesslike manner. In the event SK determines in good faith that a particular employee, or agent is not conducting himself or herself in accordance with this Section, SK may provide EDS with notice and documentation, if any, in respect of such conduct. Upon receipt of such notice, EDS shall promptly (1) investigate the matter and take appropriate action that may include (a)(i) removing him or her from the project staff, (ii) providing SK with prompt notice of such removal, and (iii) replacing him or her with a similarly qualified individual; or (b) take other appropriate action to prevent a reoccurrence. In the event there are repeated violations of this Section by a particular employee or agent, EDS shall promptly remove him or her from the project staff.

         (e) MOVEMENT OF SK HEADQUARTERS. In the event SK moves its corporate headquarters from Columbia, South Carolina, then notwithstanding any other provision of this Agreement, EDS may propose alternative personnel to perform various functions under this Agreement and SK will not unreasonably object to such alternate personnel.

2.3      USE OF SUBCONTRACTORS.

         (a) The Services will be performed by EDS, itself and through its direct and indirect wholly-owned subsidiaries, including EIS. Subject to Subsection (b) of this Section, except as and to the extent SK may agree otherwise in writing, EDS shall not subcontract its obligations under the Agreement except as follows:

                  (i) Prior to entering into a subcontract with a third party, EDS shall give SK reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, and the identity and qualifications of the proposed subcontractor. SK shall have the right to approve or disapprove proposed subcontractors. Subject to EDS' timely provision of the foregoing information to SK, SK shall be
                           deemed   to  have   accepted   such   delegation   or
                           subcontract or change that is the subject of the notification by EDS to SK, if SK has not notified EDS in writing of its good faith objections to such delegation or subcontract on or before the twenty-first (21st) day after receipt of such notice from EDS. Any such subcontractors approved by SK under this Section are "Authorized Subcontractors." Authorized Subcontractors approved by SK as of the Effective Date are set forth as such in Schedule 2.3. SK also shall have the right during the Term to revoke its prior approval of a subcontractor upon reasonable notice to EDS and direct EDS to replace such subcontractor if the subcontractor's performance is materially deficient, good faith doubts exist concerning the subcontractor's ability to render future performance because of changes in the subcontractor's ownership, management, financial condition, or otherwise, or there have been material misrepresentations by or concerning the subcontractor.

                 (ii) EDS shall include in its subcontracts as flowdown provisions, provisions substantially similar to those in Sections 8.1, 8.2, 8.4 and 8.5 of the Agreement, as well as any other provisions that are reasonably necessary for EDS to fulfill its obligations under the Agreement.

         (b) EDS may, in the ordinary course of business and without SK approval, subcontract for third party services or products where such third party services or products:

                    (i)    are not dedicated to SK;

                   (ii)    are   not   material   to   a   particular   function
                           constituting a part of the Services, and

                  (iii) do not result in a material change in the way EDS conducts its business;

                  provided, however, that such subcontract does not adversely affect SK whether in performance of or charges for the Services or otherwise. If SK expresses concerns to EDS about a subcontract covered by this Subsection (b) of this Section, EDS shall discuss such concerns with SK and work in good faith to resolve SK's concerns on a mutually acceptable basis.

         (c)      EDS shall not  insert in any  subcontract  any  provision  the
                  effect  of  which   would  be  to  limit  the   ability  of  a
                  subcontractor to contract directly with SK.

         (d) EDS shall remain responsible for obligations, services and functions performed by EDS affiliates and subcontractors to the same extent as if such obligations, services and functions were performed by EDS employees and for purposes of the Agreement such work shall be deemed work performed by EDS. EDS shall not be relieved of its obligations due to any subcontractor's failure to perform. EDS shall be SK's sole point of contact regarding the Services, including with respect to payment. EDS shall not disclose SK Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner equivalent to that required of EDS under the Agreement.

         (e) EDS shall continue to use the existing third party providers designated as such in Schedule 2.3. Upon making a determination that continued use of any of such third party providers is not in the best interests of SK, subject to prior written consent by SK, EDS may eliminate such provider or diminish such provider's level of effort.

         (f) Notwithstanding any provision of this Section to the contrary, EDS cannot subcontract more than 49% of the work (in terms of the total annual average cost of the Services) under this Agreement, without the prior written consent of SK; unless this is caused by action taken by SK. EDS shall use reasonable efforts to inform SK of an action contemplated to be taken or taken by SK will cause or causes EDS to not comply with this requirement.

2.4 HIRING OF EMPLOYEES. During the term of this Agreement and for a period of 12 months thereafter, neither Party will solicit, directly or indirectly, for employment or employ any employee of the other Party who is or was actively involved in the performance, consumption or evaluation of the Services without the prior written consent of the other. Notwithstanding the foregoing, the Parties acknowledge and agree that this Agreement will not prohibit (a) any executive search or similar business controlled by EDS or by any of its affiliates from engaging in its business in the ordinary course in a manner consistent with past practices on behalf of clients other than EDS or (b) solicitations or hiring through advertising or other publications of general circulation.

                             ARTICLE III. SERVICES
                                          --------

3.1 TERM; RENEWAL. Unless terminated earlier in accordance with the provisions of this Agreement, the term of this Agreement (the "Term") will commence on the Effective Date, as approved by the Bankruptcy Court, and will expire on April 30, 2007 (the "Expiration Date"). Upon giving written notice to EDS no less than three (3) months prior to the then-existing expiration date of the Agreement, SK shall have the right, at its sole option and discretion, to extend the Term for up to one (1) year on the terms and conditions then in effect.

3.2      SERVICES.
         ---------

         (a) During the term of this Agreement, EDS will provide to SK, and SK will obtain from EDS, the services generally described in
                  SCHEDULE 3.2 and as more fully set forth in mutually acceptable written statements of work (the "Services"). These Services include various categories of services, the categories of which are set forth on Schedule 3.2 (the "Categories of Services"). The written statements of work will be in substantially the form of EXHIBIT A to SCHEDULE 3.2 and signed by the parties (the "Statement of Work"). Each Statement of Work will include (a) an ATTACHMENT A-1 which will describe the services that EDS will perform and the deliverables that EDS will produce thereunder, (b) an ATTACHMENT A-2 which will describe SK's role, if any, in connection with such services and deliverables and (c) an ATTACHMENT A-3 which will describe the charges to be paid by SK to EDS in consideration for such services and deliverables. Each Statement of Work will be numbered sequentially beginning with the number one and, when executed by the parties, will be attached hereto and made a part hereof for all purposes. In the event of any express conflict or inconsistency between the provisions of a Statement of Work and the provisions of this Agreement, the provisions of the Statement of Work will govern and control with respect to the interpretation of that Statement of Work; PROVIDED, HOWEVER, that the provisions of the Statement of Work will be so construed to give effect to the applicable provisions of this Agreement to the fullest extent possible. The Services and any Additional Services are collectively referred to in this Agreement as the "Services".

         (b)      As of the  Effective  Date,  EDS shall provide the Services to
                  (i) SK (including SK business units), (ii) SK's Affiliates, and (iii) indirectly to the suppliers, clients, customers or trading partners of SK or SK's Affiliates where the Services are ancillary to SK or an SK-Affiliate service which provides value to the SK or SK-Affiliate supplier, client, customer or trading partner. In this regard, EDS shall not be required to directly provide the Services to the suppliers, clients, customers or trading partners of SK or SK's Affiliates. For purposes of the Agreement, Services provided to the entities referenced in this Section shall be deemed to be Services provided to SK. Notwithstanding the foregoing, SK shall have the right to specify, in its absolute and sole discretion, which of the entities described in subsections (ii) and (iii) shall receive the Services (whether directly in subsection
                  (ii) or indirectly in subsection (iii)). For purposes of this Agreement, Affiliate shall mean any corporation, partnership, or other entity that is in or under the direct or indirect control of a party hereto or of another Affiliate of such party, or any successor to all or substantially all the business of a party hereto or of an Affiliate of such party, and, for this purpose, "control" shall exist whenever there is an ownership, profits, voting, or similar interest (including any right or option to obtain such an interest) representing at least fifty percent (50%) of the total interests of the pertinent entity then outstanding (treating as outstanding any interests obtainable by a party or the relevant Affiliate pursuant to the exercise of the aforementioned rights or options). In addition, SK Affiliates shall include those entities that although they do not meet the definition of "Affiliate" are listed on Schedule 3.2(b). The initial listing of SK Affiliates is attached hereto as
                  Schedule 3.2(b).

3.3      PERFORMANCE METRICS.
         --------------------
         (a) SERVICE LEVELS. EDS shall perform the Services at least at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as provided prior to the Effective Date by or on behalf of SK. In addition, SCHEDULE 3.3(a) sets forth certain Service Levels mechanisms that will be used to measure and/or improve EDS' performance of the Services under this Agreement (the "Service Levels"). If the Services provided pursuant to this Agreement are changed, modified or enhanced (including through the provision of Additional Services), the Parties will review the Service Levels then in effect and will in good faith mutually determine whether such Service Levels should be adjusted and whether additional Service Levels should be implemented.

         (b)      FAILURE TO PERFORM.

                  (i) If EDS fails to meet any Service Level, then EDS shall (i) promptly perform a root-cause analysis to identify the cause of such failure, (ii) provide a report to SK in accordance with Section 1.5, and
                         (iii) if appropriate, take action to avoid such failure in the future and begin to meet the Service Level as promptly as practicable. The determination of whether action may be appropriate under clause
                         (iii) above will take into account, among other factors, the causes of such failure, the cost/benefit analysis associated with such action and whether the failure reflects a declining performance trend in such Service Level. Performance trends with respect to expected Service Levels will be determined based upon a review of applicable performance data over the prior, rolling 12-month period.

                  (ii) If EDS fails to meet any Service Level with respect to which a Service Level Credit (as defined in
                         Schedule 3.3(a)) applies, SK may elect, in lieu of receiving liquidated damages in the form of a Service Level Credit (which, if elected, will constitute the sole and exclusive monetary remedy of SK for such failure), to pursue such other remedies as may be available at law or in equity against EDS, subject to the terms and conditions of this Agreement. If SK elects to receive a Service Level Credit, EDS shall provide such credit against the immediately succeeding payments that become due to EDS under this Agreement, all in accordance with Schedule 3.3(a). If any Service Level Credit remains outstanding upon the expiration or termination of this Agreement and no Service charges remain payable, EDS shall pay

                           SK such remaining amount in cash within 30 days after such expiration or termination.


         (c) PERIODIC REVIEW; ANNUAL IMPROVEMENT. From time to time, but no less often than annually, SK and EDS shall review the Service Levels and make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to perform the Services and the continuing development and evolving priorities of SK. The Parties expect that the Service Levels will become more favorable to SK over time.

         (d) CUSTOMER SATISFACTION. No later than the 12-month anniversary of the Effective Date and on an annual basis thereafter during the term, EDS shall conduct a satisfaction survey using a mutually agreed upon survey to capture SK perceptions with respect of the delivery of the Services. EDS shall provide the survey and proposed distribution list to the SK Representative for his or her review and approval. The individuals set forth in EDS' proposed distribution list shall be a representative sample of SK end users of the Services and senior management of end users. EDS shall provide SK with the results of such survey. Promptly thereafter, the Parties shall jointly review such results and identify any areas of customer dissatisfaction. EDS shall prepare a remedial plan to remedy the causes of any recurring or significant customer dissatisfaction.

3.4 SAS 70, SAS 80 AND GAAP. At SK's request, the Services related to information technology and business process outsourcing may be subjected to a periodic SAS 70 (or similar) review by an independent auditor. SK will be entitled to a copy of any such report. If SK requests such audit, then such audit shall be at SK's expense. Any changes the Parties agree to make, as a result of the review, will be subject to the Change Control Process. If there are specific documents related to SAS 80 (or a similar pronouncement) that SK believes require special retention consideration, SK will identify those documents and the special requirements to EDS. The parties will reasonably cooperate in identifying variances from the EDS records retention policy. Any modifications to the records retention program will be subject to the Change Control Process.

         In addition to the above, when performing the Services, EDS will work and cooperate with SK, under SK's direction, to design, develop, and modify systems that will facilitate SK's compliance with generally accepted accounting principles, general accepted auditing standards, and any applicable tax requirements.

3.5 FORMER AFFILIATES. In the event that SK relinquishes Control of an SK Affiliate or business unit after the Effective Date such that the entity is no longer a part of SK or an SK Affiliate (such entity a "Former Affiliate"), then upon SK's request, EDS shall continue to provide the Services to such SK Affiliate or business unit after the date such entity becomes a Former Affiliate for the duration of the Term without any adjustment to pricing under this Agreement (except for any demonstrable additional costs that EDS shall incur, if any, in order to provide the Services to a Former Affiliate); provided, however, that the Former Affiliate agrees in writing to abide by the terms and conditions of the Agreement. SK agrees to provide EDS with notice of any such relinquishment as soon as practicable. SK shall (1) remain the single point-of-contact with EDS with respect to those Services provided to a Former Affiliate, and, (ii) remain obligated to perform its payment obligations under the Agreement with respect to those Services provided to a Former Affiliate. For purposes of the Agreement, Services provided to a Former Affiliate shall be deemed to be Services provided to SK. If at anytime SK requests that EDS enter into a direct agreement with the Former Affiliate and relieve SK of the foregoing continuing obligations with respect to such Former Affiliate, EDS agrees to negotiate with such Former Affiliate in good faith for the services provided.

3.6      CHANGES IN AMOUNT OF SERVICES; COOPERATION.
         -------------------------------------------
         (a) Notwithstanding anything to the contrary contained in the Agreement, SK shall have the right, at any time and from time to time, to increase or decrease its demand for the Services.

         (b) SK and each SK Affiliate has as of the Effective Date and thereafter will have the right to perform itself, or retain third parties to perform, any Category of Service; provided, however, that SK, the SK Affiliate or third party must perform the whole Category of Service and not just a part. To the extent SK or a SK Affiliate decides to perform any Category of Service itself, or retains third parties to do so, and SK or such Affiliate continues to receive any Services hereunder, EDS shall, in support of the transition to SK, the SK Affiliate, or such third party, cooperate with SK, such SK Affiliate or any such third party, which cooperation shall include:

                    (i) Providing reasonable access to the facilities being used to provide the Services as necessary for SK or a third party to perform;

                   (ii)    Providing  reasonable  access  to the  Equipment  and
                           Software   (to  the   extent   permitted   under  any
                           underlying agreements with third parties); and

                  (iii) Providing such information regarding the operating environment, system constraints and other operating parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for SK or a third party to perform its work.

                   (iv) In connection with the above, EDS shall have the right to reasonably restrict access to some or all of its Confidential Information if disclosure of such Confidential Information would, in EDS' reasonable good faith determination, cause material harm to EDS' competitive position. Such restrictions may include (i) the imposition of reasonable data and physical security and other applicable standards and procedures, (ii) the execution of appropriate confidentiality and non-solicitation agreements, (iii) the reasonable scheduling of computer time and access to other resources to be furnished by EDS pursuant to this Agreement, (iv) the restriction of access to EDS proprietary information from direct competitors of EDS; and (v) the restriction of access to EDS proprietary information to individuals with a specific need to know the information being provided.

                    (v) If EDS' cooperation with SK or any third party performing work as described in this Section would cause EDS to expend additional resources that EDS would not otherwise have expended, EDS shall provide SK with prior written notice of the nature and extent of such additional resources that EDS shall be required to provide. If the Parties cannot reasonably arrange to avoid such additional reasonable and necessary resources, such mutually agreed upon resources will be charged to SK at the professional services rates. The Parties further agree that if in EDS' reasonable, good faith determination, a third party's activities or omissions affect EDS' ability to meet the Service Levels or otherwise provide the Services in accordance with this Agreement, EDS will provide prior written notice to SK of such determination. The Parties will cooperate to determine and verify whether such effect is caused by a third party supplier, the extent of such effect, and how to ameliorate any such effect. EDS shall work with SK to prevent or circumvent such problems or delays.

                  (vi) In the event SK retains a third party pursuant to this Section to perform services, functions, activities, tasks or responsibilities that are within the scope of the Services, the Parties agree that the charges and rates under this Agreement shall be equitably adjusted to reflect resources no longer required by EDS to perform those services, functions, activities, tasks or responsibilities provided by such third party.

3.7      EXTRAORDINARY EVENTS.
         ----------------------
         (a) An "Extraordinary Event" shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of SK that results or will result in a change in the scope, nature or volume of the services that will be required from EDS, and which is expected to cause the average monthly amount of chargeable resource usage in any Category of Service to increase or decrease by twenty percent (20%) or more for thc foreseeable future. Examples of the kinds of events that might cause such substantial changes are:

                    (i) additions, deletions or other changes to locations where SK or its customers or suppliers operate;

                   (ii) additions, deletions or other changes to the services provided by SK, SK's products or the markets served by SK;

                  (iii) additions or deletions of entities or SK Affiliates to whom the Services are provided;

                   (iv) a SK-approved change in the technology platform or platforms applicable to the Services (e.g., change from mainframe-based systems to distributed or Worldwide Web-based systems);

                    (v)    mergers, acquisitions, or divestitures of SK;

                   (vi) changes in the method of service delivery, or changes in operational priorities; or

                  (vii)    changes in market priorities.

         Notwithstanding the foregoing, the Parties specifically acknowledge and agree that the sale of SK's Blue Business shall not be deemed to be an Extraordinary Event hereunder and shall be excluded entirely from the provisions of this Section 3.7.

         (b) Either Party may notify the other of any event or discrete set of events which it believes constitutes an Extraordinary Event. In the case of an Extraordinary Event, EDS' charges shall be adjusted in accordance with the following:

                    (i) EDS and SK shall mutually determine on a reasonable basis those resources no longer required by EDS to provide the Services ("Targeted Resource Reductions") and the costs (including appropriate indirect and overhead costs) and profit that can be eliminated or reduced as and when the Targeted Resource Reductions are eliminated (the "Targeted Cost Reductions").

                   (ii) EDS and SK shall mutually determine on a reasonable basis those new or modified resources now required by EDS to provide the Services ("Targeted Resource
                           Additions") and the costs (including appropriate indirect and overhead costs and a reasonable profit) that would be incurred as and when the Targeted Resource Additions are placed in service (the "Targeted Cost Increases").

                  (iii) Immediately upon determination of the Targeted Resource Reductions, EDS shall proceed to eliminate the Targeted Resource Reductions as quickly as reasonably feasible, but in no more than one (1) year.

                           Immediately   upon   determination  of  the  Targeted
                           Resource Additions, EDS will proceed to deploy the Targeted Resource Additions as necessary.

                   (iv) As the Targeted Resource Reductions are eliminated, the Monthly Charges shall be reduced by the full amount of the Targeted Cost Reductions applicable to the Targeted Resource Reductions as such Targeted Cost Reductions are so eliminated. As the Targeted Resource Additions are placed into service, the Monthly Charges will be increased by the full amount of the Targeted Cost Increases applicable to the Targeted Resource Additions as such Targeted Cost Increases are added.

                    (v) If within sixty (60) days following notice under this Subsection (b), the Parties have not agreed upon an appropriate adjustment to charges, then at the initiative of either Party the issue shall be treated as a dispute under Article 10.

3.8      THIRD PARTY SOFTWARE.
         ---------------------
         (a) With respect to any software utilized to provide the Services, EDS shall use reasonable commercial efforts to secure a license that is either (a) in EDS' name and transferable to SK, at no additional cost, as agreed to by the parties, upon the expiration or termination of any Service under this Agreement or (b) in SK's name, as agreed to by the parties, with EDS having the right to have access to and use such software to the extent contemplated by this Agreement. Additionally, EDS shall use all reasonable commercial efforts to have included in each such license the right for SK, as agreed to by the parties, and EDS to attend all user group meetings offered by the software vendor.

         (b) With respect to all Software used in providing the Services, except for the SK Software and SK-Vendor Software, EDS shall keep in full force and effect maintenance and support agreements relating to such software that are transferable to SK at no charge (other than the assumption of ongoing payment obligations). If, with respect to any Software used in providing the Services, except for the SK Software and SK-Vendor Software, EDS is at any time unable to do what is required by the preceding sentence, then EDS shall so notify SK, and, at SK's request, shall obtain other Software to provide such Services with respect to which EDS can meet the requirements of this Section. Any such change of Software shall be made in accordance with the Change Control Procedures.

3.9      THIRD-PARTY PRODUCTS AND SERVICES.
         ----------------------------------
         In the event that SK desires to procure any products or services beyond that which EDS is obligated to provide as part of the Services, then upon request of SK, EDS will quote SK a price for such products and services that reflect (a) the existing volume of business between SK and EDS, and (b) the benefit of any volume purchasing discounts available to EDS from third party suppliers. Upon the request of SK, EDS will provide from time to time a listing by categories of expenses that SK is incurring for which EDS has such discount arrangements.

3.10     GAIN SHARING.
         -------------
         EDS will identify, on a regular basis, gain sharing opportunities to SK as well as respond to gain sharing opportunities in accordance with gain sharing principles and procedures mutually agreed to by EDS and SK prior to the Effective Date.

3.11     ADDITIONAL SERVICES.
         --------------------
         In the  event  that SK needs the  performance  of  functions  of a type provided under this Agreement that are materially different from, and in addition to, the Services (any such functions collectively "Additional Services"), the Parties' obligations with respect to such Additional Services shall be as follows:

         (a) To the extent that such additional functions require additional resources for which a pricing metric exists under the Agreement, the additional functions shall be priced in accordance with such pricing metric subject to Subsection (f) of this Section, and shall be considered "Services" and shall be subject to the provisions of the Agreement.

         (b) To the extent that such additional functions require additional resources for which a pricing metric does not exist under the Agreement, then the following procedure shall apply:

                    (i) If the Additional Services are estimated to be a $1,000,000 or less and SK reasonably believes that EDS can perform such Additional Services, then SK shall not generally bid the work but rather shall request a bid from EDS only. EDS shall quote SK a fair and reasonable charge for such Additional Services within 10 business days that takes into account the existing volume of business between SK and EDS, including the cost of the components of production that are priced as part of the Agreement. If EDS' bid is competitive, then EDS' bid shall be accepted. If, in SK's reasonable judgement, EDS' bid is not competitive, then SK shall have the right, but not the obligation, to bid the work in accordance with the processes established in Section 3.11(b)(ii).

                   (ii) If the Additional Services are estimated to be more than a $1,000,000 and SK reasonably believes that EDS can perform such Additional Services, then SK shall obtain a bid from EDS. EDS shall quote SK a fair and reasonable charge for such Additional Services within thirty days, or if bids are solicited from third parties ,within the time frame provided in such bid request, that takes into account the existing volume of business between SK and EDS, including the cost of the components of production that are priced as part of the Agreement. SK may also, but is not required to, at the same time solicit and receive bids in good faith from reputable third parties to perform such
                           Additional  Services.  If  EDS'  bid  for  comparable
                           services is within the lesser of (A) 10% or (B) $500,000, of the lowest bid then EDS' bid shall be accepted. If EDS' bid for comparable services is not within the lesser of (A) 10% or (B) $500,000,of the lowest bid then SK shall so notify EDS, and EDS shall have 10 days to respond with a revised bid. If such revised bid for comparable services is within the lesser of (A) 10% or (B) $500,000, of the lowest bid then EDS' bid shall be accepted. If such revised bid is not within the lesser of (A) 10% or (B) $500,000,of the lowest bid then SK may accept the alternative bid. If SK elects a third party to provide such services in accordance with this process, then the Parties shall work together to coordinate the provision of such third party services through the Change Control Process.

         (c) If SK elects to have EDS perform such Additional Services, then the Parties shall enter into a Statement of Work, if appropriate, and/or the charges under the Agreement shall be adjusted, if and to the extent appropriate, to reflect such functions, and such Additional Services shall be deemed
                  "Services" and shall be subject to the provisions of the Agreement.

         (d) SK agrees that it will give good faith consideration under the circumstances to any proposal of EDS in light of the ongoing relationship between SK and EDS at that time.

         (e) The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering services, and the Parties acknowledge that these will not be deemed to result in functions materially different from and in addition to the Services.

         (f)      If SK's  request  for  Additional  Services  pursuant  to this
                  Section includes a request for EDS to correspondingly reduce or eliminate Services it is providing, then such Additional Services will be considered "Replacement Services." In such event, the Parties shall determine the resources and expenses required to provide the Replacement Services, including implementation and ongoing support, and the reduction in resources and expenses related to the Services being replaced. The net increase or decrease in resources and expenses will be the basis on which EDS shall quote a price to SK for Replacement Services.

3.12     SYSTEM CHANGE.
         --------------
         (a) Each time, if any and subject to other provisions of this Agreement, that EDS, without the consent of SK, makes a material change in the operating environment in which EDS is operating Software (other than those changes specifically requested by SK) (each such change a "System Change"), EDS shall perform a comparison, at a reasonable and mutually agreed level of detail, between the amount of resources required by that Software to perform a representative sample of the processing then currently being performed for SK immediately prior to the System Change and immediately after the System Change.

         (b) SK shall not be required to pay for increased resource usage due to a System Change. If, following a System Change, EDS contends that increased resource usage is from increased SK use and not from the System Change, SK shall only be required to pay for increased usage as and to the extent EDS demonstrates to SK that increased usage is not due to the System Change and is due to SK usage. Any such demonstration shall utilize the same representative sample as used in the comparison above.

3.13     BENCHMARKING.
         -------------
         SK will have the right beginning on the first anniversary of the Effective Date, no more than once annually, to obtain the services of a mutually agreed upon third-party to benchmark the cost and performance of all services, giving due consideration to the total scope of services being performed against standards satisfied by well managed operations performing similar to the services and under similar environments, to the extent available information permits ("Benchmarking"). SK will bear the cost and expense of Benchmarking. Each party will be provided the opportunity to review and comment on the results. Based upon the final results of such benchmarking EDS will cooperate with SK to investigate variances, if any and to rectify based upon a course of action and respond to any performance deficiencies or cost differences by material adjustment in the pricing and service level/services schedule within 30 days after presentation of results. Should EDS fail to agree with any change variance, SK has the option of sourcing the affected services to a third-party and reducing the amount of core services arising from the variance as a result.

3.14     EXECUTIVE BALANCED SCORECARD.

         (a) OVERVIEW The Service Excellence Dashboard is a proprietary, Web-based tool EDS uses to nurture, monitor and develop client relationships and provide real-time performance data for those services that EDS provides. SK specific performance concerns stay highly visible to EDS executives and issues are addressed quickly.

         (b)      DASHBOARD FUNCTIONS.
                  --------------------
                  The EDS Service Excellence Dashboard provides the following functions described below.

                    (i) VOICE OF THE CLIENT PROGRAM. SK can provide real-time performance feedback using E.client, EDS' online surveying tool. In addition to E.client direct surveys, the Voice of the Client program includes one-on-one interviews between an independent representative from the Service Excellence team. Interviews focus on EDS' performance, deliverables and service quality as well as any disappointments, expectations and future objectives.

                   (ii) CLIENT DASHBOARD. The Client Dashboard will allow SK to access their own private, customized view of EDS' internal performance management tool. The Client Dashboard provides unfiltered, round-the-clock access to performance information about their account. EDS will notify SK as to when this feature will be activated for SK.

                  (iii)    SERVICE   PERFORMANCE    INDICATORS.    The   Service
                           Excellence    Dashboard   reports   objective,
                           quantitative performance standards based on industry and client input for certain EDS offerings. Service performance indicators are standardized,
                           quantitative   measures   such as   network
                           availability, response time and on-time project completion.


         (c)      INDICATORS.  In the establishment of the Balanced Scorecard,
                  ----------
                    (i) A "Green" indicator means that EDS is meeting or exceeding SK expectations. No action is required.

                   (ii) A "Yellow +" indicator means that EDS is performing below SK expectations in a non-critical area; action plan in place.

                  (iii) A "Yellow" indicator means that EDS is performing below SK expectations in a critical area; action plan in place.

                   (iv) A "Yellow -" indicator means that EDS is performing below SK expectations in a critical area; problem diagnosis in place.

                    (v) A "Red" indicator means that EDS is performing below SK expectations

         Should SK's indicator become Yellow, extended EDS support teams are alerted and proactively offer assistance. Should SK's indicator become Red, a rapid response process is initiated to accelerate resolution.

3.15 RELIANCE ON INSTRUCTIONS. In performing its obligations under this Agreement, EDS will be entitled to rely upon any routine instructions, authorizations, approvals or other information provided to EDS by the SK Representative or, as to areas of competency specifically identified by the SK Representative, by any other SK personnel identified by the SK Representative, from time to time, as having authority to provide the same on behalf of SK in such person's area of competency.

3.16     LICENSES AND PERMITS.
         ---------------------
         As part of the Services, EDS is responsible for obtaining all necessary governmental licenses, consents, approvals, permits, and authorizations required by applicable laws and regulations that are required to be obtained in order to perform the Services or to consummate the transactions contemplated by this Agreement. SK shall assist EDS in identifying what the necessary governmental licenses, consents, approvals, permits and authorizations may be. EDS shall have financial responsibility for, and shall pay, all fees and taxes associated with obtaining such governmental licenses, consents, approvals, permits and authorizations. SK shall reasonably cooperate with and assist EDS in obtaining any such licenses, consents, approvals, permits, and authorizations. SK shall be responsible for obtaining all licenses, consents, approvals, permits, and authorizations required by applicable laws and regulations for SK to conduct its business, and which are not directly related to the Services.

3.17     CHANGES IN LAW AND REGULATIONS.
         -------------------------------
         Each party shall identify and notify the other party of changes in applicable laws and regulations and, as part of the Services, EDS shall identify the impact of such changes on its ability to perform and deliver the Services. EDS, after consultation with SK, shall promptly make any modifications to the Services as are reasonably necessary to perform and deliver the Services in accordance with the Service Levels as a result of such changes. EDS shall be responsible for, and shall pay for, the cost of any such modification relating to EDS' business. To the extent not included in the Services, SK shall pay for the cost of any such modification relating to SK's businesses. All such modifications shall be effected through the Change Control Procedures.

3.18     DEDICATED LOGICAL AND OPERATING ENVIRONMENTS.
         ---------------------------------------------
         Except as approved in advance by SK, as part of the Services, EDS shall provide the Services set forth on Schedule 3.18 using logical and/or operating environments dedicated solely to SK, as specified on Schedule
         3.18. EDS may propose from time to time during the Term for SK's prior approval, that SK share the same logical and/or operating environment that is dedicated solely to supporting SK with other customers of

         EDS. EDS shall provide to SK, for SK's approval, a detailed proposal for such shared environment, including benefits, savings or risks to SK during the Term.

3.19     NON-COMPETITION.
         ----------------
         Upon the Effective Date, EDS agrees to comply with the non-competition provision set forth on Schedule 3.19.

3.20 MANAGEMENT OF POSSIBLE CONFLICT OF INTEREST. The Services under this Agreement contemplate that there will be a degree of managed interaction between the business processing outsourcing functions being delivered by EDS and/with the application and service delivery functions through the traditional SAP and operational systems support groups. The Parties agree that it is imperative that the independence of these two business functions while delivering services to SK, on SK's behalf, remain independent and that all change management and fee-based relationship changes are both managed and approved by appropriate SK personnel prior to interaction between the two business functions. This independent function must be certified annually through representations made to the Steering Committee by the EDS program office/cross functional team. The gain sharing methodology which is contemplated by Section 3.10 of this Agreement will be the primary facility to deliver a single EDS perspective of the operational approach for reliance between the two outsourcing business functions. Through the change management process and the contract compliance ___ function, a defined procedure for dealing with transactions which affect the cost as it relates to the delivery of services resulting from any event, design, practice change, system change or business event would be dealt with and controlled on an independent, objective basis between the two business functions.

                              ARTICLE IV. SK'S ROLE
                                          ---------
4.1 SK's ROLE. During the term of this Agreement and in connection with EDS' performance of its obligations hereunder, SK will, at its own cost and expense, have the obligations to EDS, and retain the responsibilities, described in Schedule 4.1.


               ARTICLE V. EQUIPMENT, LEASES, LICENSES, MAINTENANCE
               ---------------------------------------------------
                        CONTRACTS AND ADDITIONAL PROPERTY
                        ---------------------------------

5.1 USE OF SK-OWNED EQUIPMENT AND SK-LEASED EQUIPMENT. During the term of this Agreement, SK will allow, or will obtain the right to allow, EDS (and any subcontractors of EDS engaged in accordance with this Agreement) to access at no charge (a) the equipment owned by SK and listed in Schedule 5.1 (the "SK-Owned Equipment") and (b) subject to SK having obtained any required consents, the equipment leased by SK and listed in Schedule 5.1 (the "SK-Leased Equipment"). For purposes of this Agreement, the term "Access" means the enjoyment of physical and legal use of a specified item of property to the extent, and only the extent, necessary for EDS to perform the Services. SK will pay all costs and expenses with respect to the SK-Owned

         Equipment and the SK-Leased Equipment, including depreciation (if applicable), insurance and taxes. SK represents and warrants to EDS that (a) it is not (and, to its knowledge, the lessor is not) in default in any material respect under any of the leases applicable to the SK-Leased Equipment and (b) SK has delivered to EDS complete copies of those lease terms and conditions relating to the use and operation of the SK-Leased Equipment (including all amendments thereto) as in effect on the Effective Date. EDS agrees that it will use the SK-Leased Equipment in a manner consistent with such terms and conditions. SK agrees not to allow any of such terms and conditions to be amended in any material respect without the prior written consent of EDS.

5.2 USE OF SK SOFTWARE AND SK-VENDOR SOFTWARE. During the term of this Agreement, SK will allow, or will obtain the right to allow, EDS (and any subcontractors of EDS engaged in accordance with this Agreement) to Access at no charge (a) the SK Software and (b) subject to SK having obtained any required consents, the SK-Vendor Software. SK will pay all costs and expenses with respect to the SK Software and the SK-Vendor Software. SK represents and warrants to EDS that (a) it is not (and, to its knowledge, the licensor is not) in default in any material respect under any of the licenses applicable to the SK-Vendor Software and (b) SK has delivered to EDS complete copies of those license terms and conditions relating to the use and operation of the SK-Vendor Software (including all amendments thereto) as in effect on the Effective Date. EDS agrees that it will access the SK-Vendor Software in a manner consistent with such terms and conditions. SK agrees not to allow any of such terms and conditions to be amended in any material respect without the prior written consent of EDS.

5.3 SOFTWARE. EDS shall list all software used to provide the Services, other than the SK Software and SK-Vendor Software, on Schedule 5.3. Except for Article VII, the term "Software" shall mean all software (including the SK Software and SK Vendor Software) used to provide the Services. Unless otherwise provided in an applicable Statement of Work, EDS shall be responsible for all costs associated with all Software and related agreements, except for SK Software and SK Vendor Software. EDS covenants that it is either the owner of, or authorized to use, the Software (other than SK Software or SK-Vendor) that is utilized or will be utilized in connection with the Services.

5.4 EQUIPMENT. EDS shall list all equipment used to provide the Services, other than the SK-Owned Equipment and SK-Leased Equipment on Schedule
         5.4. All equipment being used to provide the Services (including the SK-Owned Equipment and SK-Leased Equipment) is referred to herein as the "Equipment". Unless otherwise provided in an applicable Statement of Work, EDS shall be responsible for all costs associated with all Equipment and related agreements, except for SK Owned Equipment and SK Leased Equipment. With respect to any leased Equipment, EDS shall use reasonable commercial efforts to secure a lease that is either (a) in EDS' name and transferable to SK, at no additional cost, as agreed to by the parties, upon the expiration or termination of any Service under this Agreement or (b) in SK's name, as agreed to by the parties, with EDS having the right to have access to and use such Equipment to the extent contemplated by this Agreement. With respect to all Equipment used in providing the Services, except for the SK-Owned Equipment and SK-leased Equipment, EDS shall keep in full force and effect maintenance and support agreements relating to such equipment that are transferable to SK at no charge (other than the assumption of ongoing payment obligations). If, with respect to any Equipment used in providing the Services, except for the SK-Owned Equipment and SK-Leased Equipment, EDS is at any time unable to do what is required by the preceding sentence, then EDS shall so notify SK, and, at SK's request, shall obtain other Equipment to provide such Services with respect to which EDS can meet the requirements of this Section. Any such change of Equipment shall be made in accordance with the Change Control Procedures.

5.5 CONSENTS; FURTHER ASSURANCES. EDS and SK will work with and assist one another to obtain the consents required for the transactions contemplated by this Article V. For those consents that are not addressed in this Article V on the Effective Date, the parties shall mutually agree who is to pay transfer, upgrade or other fees as are necessary to obtain a required consent. If a required consent is not obtained, (a) unless and until such required consent is obtained, EDS will determine and adopt, subject to SK's prior written consent, such alternative approaches as are necessary and sufficient to perform the Services without such required consent and (b) the Parties will mutually agree in writing on any appropriate adjustments to this Agreement, whether with respect to the scope of the Services, the Service Levels, EDS' charges or otherwise. In addition, EDS and SK agree to execute and deliver such other instruments and documents as either Party reasonably requests to evidence or effect the transactions contemplated by this Article V.

5.6 ADDITIONAL ITEMS OF PROPERTY. If, due to new or changed circumstances after the Effective Date, any additional items of property, whether in the form of equipment, software or otherwise, are required by EDS to perform the Services or otherwise to meet its obligations hereunder, whether in addition to or in replacement of any then existing property, EDS will inform SK and, with SK's prior written consent, will obtain such additional items and will provide them to SK on such other terms and conditions as the Parties mutually agree and in accordance with the Change Control Process. If SK, on its own, decides to acquire any additional items of property for use in SK's information technology environment that relate to or impact the Services, whether in addition to or in replacement of any then existing property, SK will consult and work with EDS in accordance with the Change Control Process.

                ARTICLE VI. WARRANTIES AND ADDITIONAL COVENANTS
                            -----------------------------------

6.1      WARRANTIES AND ADDITIONAL COVENANTS.
         ------------------------------------
         (a) PERFORMANCE. EDS represents and warrants that the Services will be rendered with promptness and diligence and will be executed in a workmanlike manner, in accordance with the practices and professional standards used in well managed operations performing services similar to the Services. EDS covenants that it will use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services. EDS covenants that it shall use efficiently the resources necessary to provide the Services. EDS further covenants that it shall perform the Services in a cost-efficient manner consistent with the required level of quality and performance.

         (b) QUALIFICATIONS. EDS covenants that it has the necessary skills, qualifications and experience to provide the Services contemplated under this Agreement, Schedules or any Statement of Works to this Agreement.

         (c) WORK. EDS represents and warrants that the deliverables delivered hereunder will conform to the specifications.

         (d) AUTHORITY, PERMITS AND APPROVALS. Each Party covenants that it has the authority to enter into the Agreement and to perform its respective obligations under the Agreement and that it has all consents, permits, and approvals required to perform such obligations.

         (e) COMPLIANCE WITH LAWS. Each Party covenants that it will perform its obligations under the Agreement and any Statement of Works under the Agreement in compliance with applicable laws, regulations, ordinances, and codes. In the event a Party is notified that it is not in compliance with such laws, regulations, ordinances, and codes, and such noncompliance materially affects the rights or obligations of the other Party under this Agreement, the noncomplying Party shall provide notice to the other Party describing such noncompliance and anticipated corrective actions.

         (f) VIRUSES. Each Party will use commercially reasonable measures to screen any software provided or made available by it to the other Party hereunder for the purpose of avoiding the introduction of any "virus" or other computer software routine or hardware components which are designed (i) to permit access or use by third parties to the software of the other Party not authorized by this Agreement, (ii) to disable or damage hardware or damage, erase or delay access to software or data of the other Party or (iii) to perform any other similar actions. If a Virus is found to have been introduced into a Party's systems, the other Party will (at no additional charge) (a) reasonably assist such Party in eradicating the Virus and reducing the effects of the Virus, and (b) if the Virus causes a loss of operational efficiency or loss of data, assist such Party to the same extent to mitigate and restore such losses.

         (g) DISABLING CODES. EDS will not, without informing the SK Representative, knowingly insert into the software used by it hereunder any code or other device which would have the effect of disabling, damaging, erasing, delaying or otherwise shutting down all or any portion of the Services or the hardware, software or data used in providing the Services. EDS will not invoke such code or other device at any time, including upon expiration or termination of this Agreement for any reason, without SK's prior written consent.

         (h) PASS-THROUGH WARRANTIES AND INDEMNITIES. EDS agrees that it will, without limitation of any of SK's other rights or remedies under this Agreement, pass through to SK any rights it obtains under warranties and indemnities given by its third party subcontractors or suppliers in connection with any services, software, equipment or other products provided by EDS pursuant to this Agreement to the extent permitted by the applicable subcontractors or suppliers. If pass-through warranties and indemnities reasonably acceptable to SK are not available from a particular subcontractor or supplier, EDS will discuss the matter with SK prior to engaging the particular subcontractor or supplier, and the Parties will mutually determine to either accept the terms available from such subcontractor or supplier, in which case EDS will enforce the applicable warranty or indemnity on behalf of SK as provided below, or deal with another vendor of comparable services, software, equipment or other products that will provide warranties and indemnities reasonably acceptable to SK. In the event of a third party software or equipment nonconformance, EDS will coordinate with, and be the point of contact for resolution of the problem through, the applicable vendor and, upon becoming aware of a problem, will notify such vendor and will use commercially reasonable efforts to cause such vendor to promptly repair or replace the nonconforming item in accordance with such vendor's warranty. If any warranties or indemnities may not be passed through, EDS agrees that it will, upon the request of SK, take reasonable action to enforce any applicable warranty or indemnity, which is enforceable by EDS in its own name. However, EDS will have no obligation to resort to litigation or other formal dispute resolution procedures to enforce any such warranty or indemnity unless EDS chooses to do so and SK agrees to reimburse EDS for all reasonable costs and expenses incurred in connection with any litigation or formal dispute resolution, including reasonable attorneys' fees and expenses. Notwithstanding anything in this Section to the contrary, EDS shall have the obligations, responsibilities and liabilities regarding subcontractors as set forth in Section 2.3.

         (i) SOFTWARE DEVELOPMENT. For a period of 180 days following acceptance of any Developed Software (as defined in Section 7.1(e)) in accordance with the approval procedures adopted by the Parties, EDS warrants that each item of Developed Software will conform in all material respects to the written technical specifications agreed to by the Parties in accordance with the software development methodologies adopted by the Parties. As soon as reasonably practicable after discovery by SK or EDS of a failure of the Developed Software to so conform (a "Nonconformance"), SK or EDS, as applicable, will deliver to the other a statement and supporting documentation describing in reasonable detail the alleged Nonconformance. EDS will use all commercially reasonable efforts to investigate and correct such Nonconformance. The methods and techniques for correcting Nonconformances will be at the sole discretion of EDS. The foregoing warranty will not extend to any Nonconformances caused (i) by any change or modification to software without EDS' prior written consent or (ii) by SK operating software otherwise than (x) in accordance with the applicable documentation, (y) for the purpose for which it was designed or (z) on hardware not recommended, supplied or approved by EDS. Furthermore, if, after undertaking all commercially reasonable efforts to remedy a breach by EDS of the foregoing warranty, EDS, in the exercise of its reasonable business judgment, determines that any repair, adjustment, modification or replacement is not feasible, or in the event that the Developed Software subsequent to all repairs, adjustments, modifications and replacements continues to fail to meet the foregoing warranty, EDS will refund to SK, in a manner and on a schedule agreed to by the Parties and as SK's sole and exclusive remedy for such failure, an amount equal to the charges actually paid by SK to EDS for the Developed Software that has failed to meet the foregoing warranty. Notwithstanding the other provisions of this Section 6.1(i), upon the written request of SK, EDS will use commercially reasonable efforts to correct an alleged Nonconformance for which EDS is not otherwise responsible hereunder because it is caused of the factors listed above and, to the extent that such correction cannot be performed within the scope of the Services, such correction will be paid for by SK at EDS' then current commercial billing rates for the technical and programming personnel and other materials utilized by EDS.

         (j) INDUCEMENTS. EDS covenants to SK that it has not violated and will not violate any applicable laws or regulations or any SK policies of which EDS has been given notice regarding the offering of unlawful inducements in connection with the Agreement. If at any time during the Term of the Agreement, SK determines that the foregoing representation or warranty is inaccurate, then, in addition to any other rights SK may have at law or in equity, SK will have the right to terminate the Agreement for cause without affording EDS an opportunity to cure.

         (k)      NO HIDDEN COSTS.
                  ----------------
                  EDS covenants that:

                    (i) all costs to be charged to SK in connection with EDS' performance of the Services are expressly identified in the Agreement, and

                   (ii) EDS is unaware of any costs (as direct charges or otherwise) that SK will incur in connection with EDS' performance of the Services that are not expressly set forth in the Agreement.

         (l) YEAR 2000 COMPLIANCE. With respect to Year 2000, EDS agrees that only original work created by EDS and delivered by EDS to SK under this Agreement or Statement of Works under this Agreement will store, compare and display dates after January 1, 2000 correctly. For third party hardware and software provided by EDS under this Agreement, EDS will use its commercially reasonable efforts to request and obtain such third party's certification that each item of hardware or software provided under this Agreement will be Year 2000 compliant. If any such certification is not available then EDS shall obtain the consent of SK in writing prior to utilizing such item of hardware or software. Further, should any such third party certification be proven incorrect, EDS will use commercially reasonable efforts to work with the third party to correct such certification, or SK may request and work with EDS to select a replacement product if desired. EDS and SK agree to negotiate in good faith any license fees or other charges associated with the selection and implementation of such an alternative product.

6.2      DISCLAIMER OF  WARRANTIES.  EXCEPT AS OTHERWISE  EXPRESSLY  PROVIDED IN
         SECTION 6.1 AND ARTICLE V, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY INFORMATION TECHNOLOGY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT, OR THAT THE OPERATION OF ANY SUCH SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS WILL BE UNINTERRUPTED OR ERROR-FREE.

                        ARTICLE VII. PROPRIETARY RIGHTS
                                     ------------------

7.1      SOFTWARE DEFINITIONS. For purposes of this Agreement:
         --------------------
         (a) EDS SOFTWARE. The term "EDS Software" means any Software that is owned or developed by or on behalf of EDS before the Effective Date, or is acquired or developed by or on behalf of EDS after the Effective Date without reference to or use of the intellectual property of SK or any vendor of the SK-Vendor Software. The EDS Software that is expected, as of the Effective Date, to be used initially by EDS in performing the Services is listed in Schedule 7.1(a).

         (b) EDS-VENDOR SOFTWARE. The term "EDS-Vendor Software" means any Software that is proprietary to any party other than EDS or SK and is licensed to EDS. The EDS-Vendor Software that is expected, as of the Effective Date, to be used initially by EDS in performing the Services is listed in Schedule 7.1(b).

         (c) SK SOFTWARE. The term "SK Software" means any Software that is owned or developed by or on behalf of SK before the Effective Date, or is acquired or developed by or on behalf of SK (other than by EDS) after the Effective Date without reference to or use of the intellectual property of EDS. The SK Software that is expected, as of the Effective Date, to be used initially by EDS in performing the Services is listed in
                  Schedule 7.1(c).

         (d) SK-VENDOR SOFTWARE. The term "SK-Vendor Software" means any Software that is proprietary to any party other than SK or EDS and is licensed to SK that is to be used in performing the Services. The SK-Vendor Software that is expected, as of the Effective Date, to be used initially by EDS in performing the Services is listed in Schedule 7.1(d).

         (e) DEVELOPED SOFTWARE. The term "Developed Software" means any Software that is developed and delivered by EDS under this Agreement, and paid for by SK, (i) including any Software Changes made by EDS to SK Software or SK-Vendor Software as part of the Services, but (ii) excluding (A) any Software Changes made to EDS Software or EDS-Vendor Software, (B) any EDS Software or EDS Development Tools that are used in developing, modifying or enhancing any Developed Software hereunder and (C) any Residual Technology.

         (f) OTHER DELIVERABLES. The term "Other Deliverables" means those tangible, viewable items other than Software that are developed and delivered by EDS under this Agreement, and paid for by SK.

         (g) EDS DEVELOPMENT TOOLS; EDS RESIDUAL TECHNOLOGY. The term "EDS Development Tools" means all know-how, intellectual property, methodologies, processes, technologies, algorithms, software or development tools used in performing the Services which (i) are based on trade secrets or proprietary information of EDS,
                  (ii) are developed or created by or on behalf of EDS without reference to or use of the intellectual property of SK or
                  (iii) are otherwise owned or licensed by EDS. The term "Residual Technology" means the ideas, concepts, methodologies, processes and know-how which are developed or created by EDS in the course of performing the Services and may be retained by EDS' employees in intangible form.

         (h) SOFTWARE. The term "Software", as only used in the terms that are defined in this SECTION 7.1, means computer programs, together with input and output formats, source and object codes, program listings, data models, flow charts, outlines, narrative descriptions, operating instructions and supporting documentation, and includes the tangible media upon which such programs and documentation are recorded, including all authorized reproductions of such programs. Except as otherwise expressly provided in this Agreement, Software includes any corrections, enhancements, translations, modifications, updates, new releases, new versions and other changes (collectively, "Software Changes").

7.2 EDS SOFTWARE. All EDS Software, including all Software Changes made thereto, will be and remain EDS' property, and SK will have no rights or interest therein. However, EDS hereby grants to SK a perpetual (subject to compliance with the terms on Schedule

         7.2), nonexclusive license to use, after the Expiration Date or the effective date of termination, whichever is applicable, the object code and source code form of any application software programs, including existing documentation, of the EDS Software (if any) then being used by EDS in performing the Services solely for the purpose of SK (or any applicable third party provider assuming the obligations of EDS hereunder) performing the services previously performed by EDS hereunder (the "Licensed Programs"); provided, however, that no source code license shall be granted with respect to any development tools that are part of the EDS Software. Notwithstanding anything to the contrary in this Agreement, such license will not include the right to use any Software Changes with respect to the EDS Software other than those in use at the time the license is effective.

7.3 EDS-VENDOR SOFTWARE. All EDS-Vendor Software will be and remain the property of the applicable third party vendor(s), and, as between EDS and SK, any Software Changes made by EDS thereto will be owned by EDS. EDS will obtain all consents necessary to permit EDS (and any subcontractors of EDS engaged in accordance with this Agreement) to Access the EDS-Vendor Software in connection with the performance of the Services and will pay all costs and expenses associated therewith. During the term of this Agreement, EDS will pay all required license, installation, maintenance and upgrade fees with respect to the EDS-Vendor Software.

7.4 SK SOFTWARE. All SK Software, excluding any Software Changes made by EDS thereto as part of the Services (which will be Developed Software and will be owned as set forth in Section 7.6), will be and remain SK's property. The SK Software will be made available to EDS in such form and on such media as EDS may reasonably request, together with appropriate documentation.

7.5 SK-VENDOR SOFTWARE. All SK-Vendor Software, excluding any Software Changes made by EDS thereto as part of the Services (which will be Developed Software and, subject to any SK-Vendor rights or restrictions, will be owned as set forth in SECTION 7.6), will be and remain the property of the applicable third party vendor(s). The SK-Vendor Software will be made available to EDS in such form and on such media as EDS may reasonably request. During the term of this Agreement, SK will pay all appropriate required license, installation, maintenance and upgrade fees with respect to the SK-Vendor Software.

7.6      DEVELOPED SOFTWARE.
         -------------------
         (a) GENERAL. SK will own the copyright in and to all Developed Software, except as noted in SECTION 7.6(b). Such Copyright shall give SK all rights to use, copy, modify, maintain, create derivative works from, and license, sell, publish, or otherwise transfer the Developed Software for any business purpose of SK. EDS agrees that any patentable invention or idea disclosed to EDS in SK's confidential information or in SK's specifications belongs to SK and nothing herein affects such rights. The rights in the Developed Software owned by SK shall be regarded as a work made for hire and any such rights shall, upon execution, be owned solely, completely and exclusively by SK. Such rights that may not be considered a work made for hire shall be deemed assigned and transferred completely and exclusively by EDS to SK by virtue of the execution of EDS of this Agreement and EDS waives any rights or claims to such rights. SK hereby grants to EDS (and any subcontractors of EDS engaged in accordance with this Agreement) a royalty-free, nontransferable, nonexclusive license during the term of this Agreement to use, copy, maintain, modify, enhance and create derivative works of the Developed Software for the benefit of SK. If any EDS Software or EDS Development Tools used in developing, modifying or enhancing the Developed Software hereunder are embedded in or required for the use of such
                  Developed Software, EDS hereby grants to SK a perpetual (subject to compliance with this sentence), royalty-free, nonexclusive license to use such embedded EDS Software and EDS Development Tools solely in connection with the internal use and exploitation by SK, its Affiliates and other permitted parties hereunder (such as former Affiliates and any applicable third-party provider assuming the obligations of EDS hereunder) of such Developed Software and only so long as such EDS Software and EDS Development Tools remain embedded in or are required for the use of such Developed Software. EDS agrees to use all reasonable efforts to document in writing to SK any EDS Software or EDS Development Tools embedded in or required for the use of the Developed Software. As between SK and EDS, EDS will own all intellectual property rights in or related to the Developed Software other than the copyright ownership rights and other than SK's ownership of patentable ideas or inventions disclosed to EDS in SK's confidential information or SK's specifications granted to SK pursuant to this Section 7.6(a).

         (b) REPEATABLE, REUSABLE COMPONENTS. Notwithstanding Section 7.6(a), if EDS uses, in developing, modifying or enhancing any Developed Software, any repeatable processes or reusable forms, templates or output, EDS will own all intellectual property rights in or related to all Developed Software resulting from such use. However, SK will own, and will have the right and license to load, execute, display, store and otherwise use, the object code and source code copy of such Developed Software (including the EDS Development Tools that are used in developing, modifying or enhancing such Developed Software and become, and remain, embedded therein or are required for the use thereof) provided by EDS to SK hereunder for such purpose; provided, however, that no source code license shall be granted with respect to any development tools that are part of the Developed Software. Delivery of such object code and source code copy will occur promptly after payment by SK to EDS therefor in accordance with this Agreement, with EDS (and any subcontractors of EDS engaged in accordance with this Agreement) retaining the right to Access such copy during the term of this Agreement. The right and license granted to SK in this Section 7.6(b) will be perpetual and nonexclusive.

7.2      OTHER DELIVERABLES.
         -------------------
         SK will own the copyright in and to all Other Deliverables. Such Copyright shall give SK all rights to use, copy, modify, maintain, create derivative works from, and license, sell, publish, or otherwise transfer the Other Deliverables for any business purpose of SK. EDS agrees that any patentable invention or idea disclosed to EDS in SK's confidential information or in SK's specifications belongs to SK and nothing herein affects such rights. The rights in the Other Deliverables owned by SK shall be regarded as a work made for hire and any such rights shall, upon execution, be owned solely, completely and exclusively by SK. Such rights that may not be considered a work made for hire shall be deemed assigned and transferred completely and exclusively by EDS to SK by virtue of the execution of EDS of this Agreement and EDS waives any rights or claims to such rights. SK hereby grants to EDS a royalty-free, nontransferable, nonexclusive license during the term of this Agreement to use, copy, maintain, modify, enhance and create derivative works of the Other Deliverables. If any EDS Software or EDS Development Tools used in developing, modifying or enhancing the Other Deliverables hereunder are embedded in or otherwise required to use such Other Deliverables, EDS hereby grants to SK a perpetual, royalty-free, nonexclusive license to use such EDS Software and EDS Development Tools in connection with the exploitation of the Other Deliverables for its business purposes. EDS agrees to use all reasonable efforts to document in writing to SK any EDS Software or EDS Development Tools embedded in or required for the use of the Other Deliverables. EDS will own all intellectual property rights in or related to the Other Deliverables other than the copyright ownership rights and other than SK's ownership of patentable ideas or inventions disclosed to EDS in SK's confidential information or SK's specifications granted to SK pursuant to this Section 7.7.

7.8 EDS DEVELOPMENT TOOLS; RESIDUAL TECHNOLOGY. Notwithstanding anything to the contrary in this Agreement, EDS will retain all right, title and interest in and to, and will be free to use, (a) the EDS Development Tools and (b) subject to the confidentiality obligations set forth in
         Section 8.4 and any SK-Vendor rights or restrictions, the Residual Technology. The Parties acknowledge and agree that EDS' right, title and interest in and to the Residual Technology constitute substantial rights in the technology developed as a result of the Services performed under this Agreement. No licenses will be deemed to have been granted by either Party to any of its patents, trade secrets, trademarks or copyrights, except as otherwise expressly provided in this Agreement. Nothing in this Agreement will require EDS or SK to violate the proprietary rights of any third party in any software or otherwise.

7.9 FURTHER ASSURANCES. EDS and SK agree to execute and deliver, at no additional cost to the delivering party, such other instruments and documents as either Party reasonably requests to evidence or effect the transactions contemplated by this ARTICLE VII. EDS will provide SK, upon expiration or termination of this Agreement for any reason or upon SK's reasonable request, with sufficient documentation and source code to fully utilize all Developed Software and Other Deliverables the copyright or other ownership rights to which will be owned by SK pursuant to SECTION 7.6(a), SECTION
         7.7 and SECTION 7.8, respectively. EDS agrees that it will not file or disclose any patentable invention it may independently create in the course of providing the Services hereunder. The provisions of this
         Article VII will survive the expiration or termination of this Agreement for any reason.

7.10 LIMITATION. Notwithstanding any other provision of this Agreement, SK and EDS shall not be deemed to have granted any intellectual property rights to the other that would violate their respective agreements with third parties, including, but not limited to, provisions in such agreements relating to ownership of software changes.

7.11 RESIDUAL KNOWLEDGE. Nothing contained in the Agreement shall restrict either Party from the use of any general information technology ideas, concepts, know-how and techniques relating to the Services which either Party, individually or jointly, develops or discloses under the Agreement, provided that in doing so such Party does not breach its obligations under Section 8.4 or infringe the intellectual property rights of the other Party or third parties who have licensed or provided materials to the other Party.

7.12 DOCUMENTATION. All documentation, written materials, work papers, configurations, manuals (including the Procedures Manual and the Change Control Procedures), and other work product prepared by or on behalf of EDS or EDS Agents in connection with providing the Services shall be made available to SK on a non-exclusive basis. All documentation with respect to SK Software and SK-Vendor Software shall be and will remain the property of SK.

7.13 COOPERATION UPON DIVESTITURE. In the event of a divestiture of any business or business unit of SK, EDS shall cooperate with SK with respect to, and shall not unreasonably withhold or delay consent to, EDS' transfer of any license or right to use Software to the buyer or any other person or entity obtaining the business or business unit.

7.14 ESCROW SOFTWARE. Upon the request of SK at any time during the Term and at the expense of SK, EDS shall deposit with a third-party escrow agent reasonably selected by SK and reasonably acceptable to EDS, a fully executable copy of the Software then being used by EDS to provide Services for SK, including all related documentation (including the related source code, if normally provided by the third party vendor) and databases, and shall thereafter regularly update such deposit on a weekly or other mutually agreeable basis. Any such deposit shall be pursuant to a written escrow agreement among the escrow agent, SK, and EDS that requires that the escrow agent keep the deposited material confidential and not disclose it to anyone or use it for any purpose, except that SK may withdraw the deposited material from escrow if and when SK delivers to the escrow agent, with a copy to EDS, a certification that EDS is then obligated, but has failed, to deliver to SK a copy of the deposited material. EDS shall inform SK of any consents from third parties that are required in order for SK to withdraw the deposited material from escrow or make any use thereof. SK shall have full responsibility for obtaining any such consents. With respect to any such software placed into escrow, SK shall have the right, but not the obligation, to verify by any appropriate method that such software is complete and operational.

              ARTICLE VIII.   DATA, CONFIDENTIALITY AND AUDIT RIGHTS
                              --------------------------------------

8.1 DATA OF SK. As between EDS and SK, information of or relating to SK or its customers (the "SK Data") is confidential, will be subject to
         SECTION 8.4 and will be and remain the property of SK. EDS (and any subcontractors of EDS engaged in accordance with this Agreement) is hereby authorized to have access to and to make use of the SK Data for the term of this Agreement as is appropriate for the performance by EDS of its obligations hereunder. Upon expiration or termination of this Agreement for any reason, subject to any record retention requirements of EDS, EDS will, at SK's expense, return to SK all of the SK Data in EDS' possession and in EDS' then existing machine-readable format and media. EDS will not use the SK Data for any purpose other than providing the Services.

8.2      SAFEGUARDING DATA AND BACKUP.
         -----------------------------
         (a) EDS will maintain safeguards against the destruction, loss or alteration of the SK Data in the possession of EDS which are consistent with those written procedures established and in use by SK as of the Effective Date and provided to EDS. To the extent that any such procedures have not been established or are not as stringent, EDS will maintain safeguards that are no less rigorous than those maintained by EDS for its own information of a similar nature. SK either by itself or through a third party, will have the right to establish backup security for the SK Data and to keep backup data and data files in its possession if it so chooses; provided, however, that EDS will have access to such backup data and data files as is reasonably required by EDS.

         (b)      Without limiting the generality of Section 8.2(a) above:

                    (i) EDS or its personnel shall not attempt to access, or allow access to, any data, files or programs within the information systems environment to which they are not entitled under the Agreement. If such access is attained, EDS shall immediately report such incident to SK, describe in detail any accessed materials and return to SK any copied or removed materials.

                   (ii) EDS shall institute sound systems security measures with respect to any shared processing environment and with respect to the access and controls it affords to its employees, Affiliates and EDS Personnel (including the employees of such Affiliates and EDS Personnel) to guard against, identify and promptly terminate the unauthorized access, alteration or destruction of Software and SK Data.

         (c) EDS shall provide backup of SK Data in accordance with procedures mutually agreed to in the applicable Statement of Work.

8.3 PRIVACY LAWS. The Parties acknowledge and agree that SK will be and remain the controller of the SK Data for purposes of all applicable laws relating to data privacy, transborder data flow and data protection (collectively, the "Privacy Laws"), and nothing in this Agreement will restrict or limit in any way SK's rights or obligations as owner and/or controller of the SK Data for such purposes. The Parties also acknowledge and agree that EDS may have certain responsibilities prescribed by applicable Privacy Laws as a processor of the SK Data, and EDS hereby acknowledges such responsibilities to the extent required thereby for processors of data and agrees that such responsibilities will be considered as a part of the Services to be provided by EDS under this Agreement; PROVIDED, HOWEVEr, that in the event that Privacy Laws to which the activities contemplated by this Agreement are subject are modified, EDS will work with SK in an effort to continue to comply with such Privacy Laws, as so modified, but to the extent that such modifications expand the scope of the activities previously undertaken by EDS pursuant to this SECTION 8.3, EDS will, at SK's reasonable request, provide such additional activities as Additional Services.

8.4      CONFIDENTIALITY.
         ----------------
         (a) CONFIDENTIAL INFORMATION. EDS and SK each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted including, marketing philosophy and objectives, competitive advantages and disadvantages, technological developments, proprietary software and systems and SK Data. Each Party agrees that all such information, documentation and all related material (hereinafter referred to as "Confidential Information") obtained by it, its directors, officers and employees, consultants, agents and representatives, and any third parties with which it contracts, is, and shall be considered, confidential and proprietary to the Party hereto to which such Confidential information relates. The terms of the Agreement shall be deemed Confidential information.

         (b)      (i)  In the case of SK, Confidential  Information  also  shall include:

                       (A) all specifications, designs, documents, corres-pondence, documentation, data, and other materials and work products to the extent prepared by EDS, EDS' Affiliates or Authorized Subcontractors exclusively for SK or SK's Affiliates in the course of performing the Services;

                       (B) all information concerning the operations, affairs and businesses of SK, the financial affairs of SK, and the relations of SK with its customers, employees and service providers (including customer lists, customer information, account information, consumer markets and other information regarding SK's business planning, operations, or marketing activities);

                       (C)    SK-Vendor   Software   licensed  by  SK  or  a  SK
                              Affiliate;

                       (D)    SK Software;

                       (E) SK Data or other information or data stored on magnetic media or otherwise, and obtained, received, transmitted, processed, stored, archived, or maintained by EDS under the Agreement; and

                       (F) all business processes, methodologies and other similar information of SK.

                  (collectively, the "SK Confidential Information").


                   (ii) In the case of EDS, Confidential Information shall also include:

                       (A) all information concerning the operations, affairs and businesses of EDS, the financial affairs of EDS, and the relations of EDS with its customers, employees and service providers (including customer lists, customer information, account information, consumer markets and other information regarding SK's business planning, operations, or marketing activities);

                       (B)    EDS-Vendor Software licensed by EDS;

                       (C)    EDS Software; and

                       (D) all business processes, methodologies and other similar information of EDS.

                  (collectively, the "EDS Confidential Information").

         (c)      OBLIGATIONS.

                    (i) Each Party's Confidential information shall remain the property of that Party except as expressly provided otherwise by the other provisions of the Agreement. SK and EDS shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that a

                           Party may disclose such information to entities performing services required hereunder where (i) use of such entity is authorized under the Agreement,
                           (ii) such disclosure is necessary to permit such entity to perform its duties hereunder or use the Services, and (iii) such entity agrees in writing to assume the obligations described in this Section. Any disclosure to such entity shall be under the terms and conditions as provided in this Section.

                   (ii) Confidential Information of a Party shall not be utilized by the other Party for any purpose other than that of rendering or using the Services under this Agreement. Neither Party shall possess or assert any lien or other right against or to the Confidential Information of the other Party. No Confidential Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by either Party or commercially exploited by or on behalf of a Party, its employees or agents.

                  (iii) As requested by either Party during the Term or upon expiration or any termination of the Agreement, such Party shall either return in a form reasonably requested by the other Party or destroy, as such Party may direct, all material (including all copies) in any medium that contains, refers to, or relates to such Party's Confidential information.

                   (iv) Each Party shall take reasonable steps to ensure that its employees, consultants, agents, subcontractors or representatives comply with these confidentiality provisions.

         (d)      EXCLUSIONS.

                    (i) Section 8.4 shall not apply to any particular information that EDS or SK can demonstrate (i) was, at the time of disclosure to it, lawfully in the public domain; (ii) after disclosure to it, is published or otherwise lawfully becomes part of the public domain through no fault of the receiving Party; (iii) without a breach of duty owed to the disclosing party, was in the possession of the receiving Party at the time of disclosure to it, (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (v) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

                   (ii) Either Party may disclose the terms and conditions of the Agreement to third parties that (i) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third parties and the disclosing Party, (ii) have a reasonable ability (financial and otherwise) to consummate such transaction, and (iii) have executed a nondisclosure agreement that (A) includes within its scope the terms and conditions of the Agreement, (B) limits distribution to those with a need to know in connection with such transaction, and (C) allows use only in connection with the transaction. Each Party shall endeavor to delay the disclosure of the terms and conditions of the Agreement until the status of discussions concerning such transaction warrants such disclosure.

                  (iii) In addition, notwithstanding any other provision of this Agreement, EDS acknowledges that SK intends to file a motion with the United States Bankruptcy Court for the District of Delaware (the "Motion") seeking authority to enter into this Agreement. This Motion will contain summary pricing information and other information regarding this Agreement. EDS consents to SK attaching as an Exhibit to the Motion a copy of this Agreement; provided, however, that copies of the Schedules will not be attached due to their sensitive and proprietary nature. EDS consents to SK providing the Schedules to the Agent for the pre- and post petition secured lenders and the members of the Official Committee of Unsecured Creditors (the "Creditors Committee") appointed in SK's chapter 11 proceedings. EDS further consents to the Agent and the Creditor's Committee sharing the Schedules with their counsel and other advisors as necessary.

         (e)      LOSS OF CONFIDENTIAL INFORMATION.
                  ---------------------------------

                  In the event of any unauthorized disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party by the Party to whom such information was disclosed, upon becoming aware of such event the receiving Party shall promptly, at its own expense (a) notify the furnishing Party in writing; (b) take such actions as reasonably requested by the furnishing Party, and (c) otherwise cooperate with the furnishing Party to minimize the adverse effects to the furnishing Party of such event and any damage resulting from such event.

         (f)      NO IMPLIED RIGHTS.
                  ------------------

                  Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

         (g)      SURVIVAL.
                  ---------
                  This Section shall survive the expiration or termination of the Agreement for a period equal to the longer of

                    (i) three years after the later of (i) expiration or termination of the Agreement, and (ii) the conclusion of the provision of Termination/Expiration Assistance pursuant to Section 11.5 of the Agreement; and

                   (ii) the period that EDS is required to maintain and provide access to records, documents and other information pursuant to Section 8.5(d) of the Agreement;

                  provided, however, that with respect to any Confidential Information that constitutes a trade secret under applicable law such period of time shall be indefinite for so long as such Confidential Information remains a trade secret.

8.5      AUDITS.
         -------

         (a) EDS shall maintain a complete audit trail of all financial and non-financial transactions resulting from the Agreement. Upon five (5) business days advance notice (unless a governmental agency requires that less notice be allowed in a particular circumstance), subject to Section 8.5(b), EDS shall provide to SK, its auditors (including internal audit staff and external auditors), inspectors, regulators and other SK representatives as SK may from time to time designate in writing, direct necessary access at all reasonable times to any Equipment,
                  Software, EDS Personnel, SK Facilities, parts of the EDS Facilities from which EDS is providing the Services and to data, books and records relating to the Services for the purpose of performing audits, inspections or compliance reviews of either EDS or any of its subcontractors to:

                    (i)    verify the accuracy of charges and invoices;

                   (ii) verify the integrity of SK Data and examine the systems that process, store, support and transmit that data; and

                  (iii) examine EDS' performance of the Services including, to the extent applicable to the Services performed by EDS and to the charges therefor, performing  audits (i) of practices  and  procedures,
                           (ii) of hardware and Software systems, (iii) of general controls and security practices and procedures, (iv) of disaster recovery and back-up procedures, (v) of the efficiency and costs of EDS in performing the Services (but only to the extent affecting charges for, or timing of, Services hereunder), or (vi) necessary to enable SK to meet applicable regulatory requirements.

                  EDS shall provide to such auditors, inspectors, regulators, and other SK representatives such assistance as they reasonably require, including installing and operating audit software. EDS shall cooperate fully with SK or its designees in connection with audit functions and with regard to examinations by regulatory authorities. SK agrees to cause its auditors and representatives to comply with EDS' reasonable requirements regarding operations, standards and security, as well as confidentiality and non-solicitation agreements. SK shall not retain a direct competitor of EDS in the provision of information technology outsourcing services as SK's outside auditor. Notwithstanding anything to the contrary in this Agreement, EDS will not be required to provide access to the proprietary data of EDS that does not relate to the SK engagement or other EDS customers.

         (b)      LIMITATION  ON SK  AUDITS.  Notwithstanding  anything  in this
                  Section 8.5 to the contrary, SK shall only have the right to conduct an audit of EDS once a year to evaluate EDS' performance hereunder for purposes of the business relationship between EDS and SK.

         (c)      AUDIT FOLLOW-UP.
                  ----------------
                    (i) Promptly following any audit or examination (whether performed by or on behalf of SK, EDS or any regulatory authority), SK shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with EDS to obtain factual concurrence with issues identified in the review. If an audit reveals that EDS has overcharged or undercharged SK, EDS or SK, as the case may be, will promptly pay the other Party the amount of such overcharge or undercharge. Notwithstanding the above, SK shall have no obligation to pay for any undercharges that should have been invoiced by EDS more than ninety (90) days prior to the discovery of the undercharge. EDS shall make available promptly to SK the results of any review or audit conducted by EDS, its Affiliates, or their contractors, agents or representatives (including internal and external auditors), relating to EDS' operating practices and procedures to the extent relevant to the Services or SK.

                    (ii) EDS and SK shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report.

                           Notwithstanding the foregoing, in the event that an audit reveals that a problem exists or that EDS is not complying with its obligations under the Agreement, EDS shall promptly propose an appropriate response, prepare a project plan, gain approval from SK to implement such plan, implement necessary corrective changes in accordance with the project plan, and take such other actions as are reasonably necessary to correct such problem or non-compliance. SK and EDS agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to EDS' operating practices and procedures produced by auditors or regulators of either Party.

         (d)      RECORDS RETENTION.
                  ------------------
                  Until the latest of (a) three (3) years after expiration or termination of the Agreement, (b) the date that all pending matters relating to the Agreement (e.g., disputes) are closed, and (c) the date that EDS is no longer required to meet EDS's records retention policy as such policy may be adjusted from time to time, EDS will maintain and provide access upon request to records, documents and other information required to meet SK's audit rights under the Agreement (including complete and accurate records of and supporting documentation for, the amounts billable to, credits applicable to and payments made by SK under the Agreement).

                             ARTICLE IX.  PAYMENTS
                                          --------

9.1 CHARGES FOR SERVICES. In consideration for the performance of the Services, SK will pay to EDS the charges set forth in SCHEDULE 9.1 OR ANY APPLICABLE STATEMENT OF WORKS, plus any and all applicable taxes and other amounts described in this ARTICLE IX. SK agrees that all amounts owing to EDS pursuant to the Agreement shall be treated as administrative expenses of SK and the Safety-Kleen Estate pursuant to 11 U.S.C. Sections 503(b)(1) and 507(a)(1). EDS will invoice SK for such charges on a monthly basis in advance, with each invoice setting forth the estimated charges related to the following month. The first such invoice will reflect any amounts outstanding from the Services provided under the Letter of Intent. After the initial invoice, the monthly invoice will reflect the amount for the estimated Services, adjusted by any over or underpayment from the preceding month's payment. Provided SK has met its payment obligations in a timely manner, six (6) months after confirmation of SK's reorganization plan, EDS will adjust its invoicing method to invoice for charges on a monthly basis in 9.1 arrears. EDS either will include on each such invoice, or will bill SK separately for, the taxes for which SK is responsible hereunder. EDS shall provide invoices with sufficient detail as reasonably requested by SK in order for SK to understand the charges and manage them, to compare and track the charges to budget and project plans, to permit reconciliation of the fees charged, to enable SK to properly allocate and charge business units and customers for such services and to address any other reasonable needs of SK.

9.2 TRAVEL AND TRAVEL-RELATED EXPENSES. SK will pay, or reimburse EDS for, the reasonable travel and travel-related expenses incurred by EDS, in accordance with SK's standard travel reimbursement guidelines, in connection with EDS' performance of its obligations under this Agreement. SK has provided EDS with a written copy of such reimbursement guidelines as in effect on the Effective Date and will forward to EDS a written copy of each amendment thereto on or prior to the date on which such amendment becomes effective. Time spent by EDS personnel during travel will only be billed at 50% of the actual time traveled. SK may book directly, at SK's expense, all travel arrangements with airlines, hotels and rental cars for EDS personnel. For those travel and travel-related expenses that are initially paid for by EDS and are subject to reimbursement by SK, EDS will invoice SK separately for all such expenses, which invoice will be sent by EDS to SK after EDS incurs such expenses and will contain an itemized listing of the applicable expenses. EDS and SK will work and cooperate with one another to minimize travel expenses to the extent appropriate. In addition, in special circumstances, such as the possible significant travel that may be involved with Statement of Work 7, the Parties will negotiate in good faith appropriate terms regarding such travel to attempt to minimize these expenses to the extent practical.

9.3 OTHER OUT-OF-POCKET EXPENSES. SK will pay, or reimburse EDS for, the reasonable out-of-pocket expenses, other than travel and travel-related expenses covered by Section 9.2, incurred by EDS, with the prior written consent of SK, in connection with EDS' performance of its obligations under this Agreement, including any purchases by EDS on behalf of SK of additional items of property in accordance with SK's request as provided in Section 5.6. EDS will invoice SK separately for all such out-of-pocket expenses, which invoice will be sent by EDS to SK after EDS incurs such expenses and will contain an itemized listing of the applicable expenses.

9.4 ADMINISTRATIVE EXPENSES. Notwithstanding anything in the Agreement to the contrary, EDS shall not bill SK for, and SK shall not be required to pay, for any expenses that are not directly attributable to the Services being delivered hereunder, such as negotiations of the Agreement and any related documents, preparation of Statement of Work or proposals, EDS sales activities, internal EDS meetings, preparation of time sheets and bills, and EDS personnel performance reviews.

9.5 CERTAIN EXPENSES. In the event the parties agree that EDS shall receive, review, process and administer various bills for which SK is obligated to pay, EDS shall review and process such bills on a timely basis so that they are provided by EDS to SK for SK's timely payment. In connection with any such bills, EDS shall answer any questions SK may reasonably have regarding such bills and shall otherwise reasonably assist SK with such bills. To the extent a discount or other financial advantage exists for prompt payment of a bill, EDS shall provide this bill to SK in a timely fashion such that SK may acting in the ordinary course obtain the benefit of such prompt payment.

9.6 CHARGES FOR ADDITIONAL SERVICES. In consideration for any agreement by EDS to provide Additional Services, SK will pay to EDS (a) the amounts mutually agreed to in writing by EDS and SK for the Additional Services, (b) any and all appropriate taxes and (c) the out-of-pocket expenses incurred by EDS (in accordance with SECTION 9.2 or SECTION 9.3, whichever is applicable) in connection with the performance by EDS of the Additional Services.

9.7 ANNUAL ADJUSTMENT TO CHARGES. The charges set forth in SCHEDULE 9.1 or applicable Statement of Works will be subject to the adjustments described in SCHEDULE 9.7.

9.8 TIME OF PAYMENT; DISPUTED AMOUNTS. Except as otherwise expressly provided in this Agreement, any amount due to EDS under this Agreement and not disputed in good faith by SK (as provided below) will be due and payable on the 15th day following the date of invoice from EDS. All amounts will be payable to EDS by ACH or Wire Transfer, in accordance with payment instructions provided by EDS from time to time, so as in each case to constitute immediately available funds by 12 noon, Plano, Texas time, on the payment date no matter what the method of payment. Any amount not paid when due will bear interest until paid at a rate of interest equal to the lesser of (a) the prime rate established from time to time by Citibank of New York plus two percent or (b) the maximum rate of interest allowed by applicable law. If any portion of a variable amount due to EDS under this Agreement is subject to a bona fide dispute between the Parties, SK will pay to EDS on the date such amount is due all amounts not disputed in good faith by SK. Within 10 days of SK's receipt of the invoice on which a disputed amount appears, SK will notify EDS in writing of the specific items in dispute, will describe in detail SK's reason for disputing each such item and will deposit such disputed amount into an escrow account. Within 10 days of EDS' receipt of such notice, the Parties will negotiate in good faith pursuant to the provisions of ARTICLE X to reach settlement on any items that are the subject of such dispute. If SK does not notify EDS of any items in dispute within such 10-day period of time, SK will be deemed to have approved and accepted such invoice.

9.9 ACCOUNTABILITY. EDS shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by SK hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. EDS agrees to provide SK with documentation and other information with respect to each invoice as may be reasonably requested by SK to verify the accuracy of such invoice and compliance with the provisions of the Agreement. In addition, SK and its authorized agents and representatives shall have access to such records for purposes of audit.

9.10 SET-OFF. With respect to any amount to be paid by SK hereunder, SK may set off against such amount any amount that EDS is obligated to pay or credit SK, under the Agreement.

9.11 TAXES. The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

         (a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or entity level gross receipts.

         (b) EDS shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes and duties payable by EDS on any goods or services, other than those goods or services that comprise out-of-pocket expenses payable by SK to EDS pursuant to the Agreement, that are purchased and used by EDS in providing the Services where the tax is imposed on EDS' acquisition or use of such goods or services and the amount of tax is measured by EDS' costs in acquiring such goods or services.

         (c)      SK  shall  be  responsible   for  any  sales,   use,   excise,
                  value-added, services, consumption, or other tax that is assessed on the provision of the Services as a whole, or any particular service received by SK from EDS under this Agreement.

         (d) In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

                    (i)    those for taxable Services;

                   (ii)    those in which  EDS  functions  merely  as a  payment
                           agent for SK in receiving goods. supplies, or services (including leasing and licensing arrangements); and

                  (iii)    those for other nontaxable Services.

         (e) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. EDS' invoices shall separately state the amounts of any taxes EDS is collecting from SK. Each Party shall provide and make available to the other any resale certificates. information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

         (f) If any claim is made or liability asserted by notice to or commencement of proceedings against EDS (or any of its affiliates) for any taxes as to which SK has a payment obligation pursuant to this SECTION 9.11, EDS will notify SK of such claim or liability in writing and will furnish SK with copies of the claim or notice of liability and all other applicable writings received from the applicable taxing authority. EDS' failure to so notify or furnish such copies to SK will not operate to relieve SK of its obligation to indemnify EDS under this Agreement;

                  unless SK is materially and adversely prejudiced specifically by such failure to provide notice. Upon the receipt of such notice, SK and EDS shall promptly negotiate in good faith as to the appropriate approach to handle such claim. The provisions of this Section 9.11 will survive the expiration or termination of this Agreement for any reason.

         (g) If SK determines that EDS has charged and SK has paid any tax under this Section 9.11 in error and SK cannot seek a refund of the taxes paid directly from the taxing authority, EDS will assist SK in obtaining a refund if (i) requested by SK, (ii) a good faith, reasonable basis (as defined in Section 6662(d)(2)(B)(ii)(II) of the Internal Revenue Code of 1986, as amended) exists for such refund and (iii) EDS determines that such refund will not result in an adverse impact to EDS (or any of its affiliates).

                         ARTICLE X.  DISPUTE RESOLUTION
                                     -------------------

Any dispute between the Parties arising out of or relating to the Agreement, including with respect to the interpretation of any provision of the Agreement and with respect to the performance by EDS or SK, shall be resolved as provided in this Article.

10.1     INFORMAL DISPUTE RESOLUTION.
         ----------------------------
         Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

         (a) Upon the written request of a Party, each Party shall appoint a designated representative, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

                    (i)    The designated  representatives shall meet within ten
                           (10) business days of such written request to discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding. Each Party shall furnish all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution.

                   (ii) During the course of discussion, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

                  (iii) The specific format for the discussions shall be left to the discretion of the designated representatives.

         (b) If no resolution of the dispute occurs at this meeting, the two officers shall, within ten (10) business days of said meeting, refer the matter to the next highest level of senior management for each Party (the "Senior Executives"), which Senior Executives shall have the authority to settle the dispute. The referring representatives shall promptly prepare and exchange memoranda stating the issues in dispute and each other's position on the merits, summarizing the negotiations which have taken place and attaching relevant documents.

                    (i) The Senior Executives shall meet as soon as practicable, but in no event later than ten (10) business days after the matter has been referred to them, the initial meeting occurring at a location to be selected by the parties. Subsequent meetings, if required, shall be rotated between each Senior Executive's place of business or at any other mutually agreeable location. If the Senior Executives are unable to resolve the dispute within thirty (30) days of their receipt of the matter for resolution, and either or both are unwilling to continue negotiations, such dispute may be referred to formal proceedings.

                   (ii)    In the event both Parties mutually agree in writing,

                           (A) the dispute may be referred to non-binding mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"). Mediation shall be held in a neutral location to be determined by the Parties. If the Parties are unable to agree upon a neutral site, the mediation will be held in Delaware.

                           (B) The dispute shall be referred to non-binding mediation before one (1) mediator selected from a panel of persons experienced and knowledgeable in the computer industry. The mediator shall apply the laws of the state of the principal offices of the Party requesting mediation. Each Party shall bear its own expenses and the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the mediator. Prior to the initiation of mediation, the aggrieved Party will give the other Party at least thirty (30) days written notice describing the claim and amount as to which it intends to initiate action.

                           (C) The Parties, their representatives and participants and the mediator shall hold the existence, content and result of the mediation in confidence, except to the limited extent necessary to enforce a final settlement agreement.

                           (D) In the event the non-binding mediation is unsuccessful to resolve the dispute, each
                                   Party may pursue any and all remedies available to it at law and in equity.

         (c) This Section shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in Section 10.2(a) of the Agreement.

10.2     LITIGATION.
         -----------
         (a) IMMEDIATE INJUNCTIVE RELIEF. The Parties agree that disputes, controversies or claims between them shall not be subject to the provisions of Section 10.1 where a Party makes a good faith determination that a breach of the terms of this Agreement by the other Party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy. If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the Party successfully challenging the pleading.

         (b)      JURISDICTION.
                  -------------

                    (i) Subject to Subsection (ii) of this Subsection (b), the Parties consent to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Delaware, or if such court does not have jurisdiction, the United States District Court for the State of Delaware, or if such court does not have jurisdiction, the state court with the appropriate subject matter jurisdiction in Wilmington, Delaware, for all litigation which may be brought with respect to the terms of, and the transactions and relationships contemplated by, the Agreement.

                  ( ii) The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

10.3     CONTINUED PERFORMANCE.
         ----------------------
         Each Party agrees to continue performing its obligations under the Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance).


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

10.4     GOVERNING LAW.
         --------------
         The Agreement and performance under it shall be governed by and construed in accordance with the laws of State of Delaware, without regard to its choice of law principles.

                            ARTICLE XI. TERMINATION
                                        -----------

11.1     TERMINATION FOR CAUSE.
         ----------------------
         (a)      In the event that EDS:

                    (i) commits a material breach of the Agreement, which breach is not cured within thirty (30) days after notice of breach from SK to EDS;

                   (ii) commits a material breach of the Agreement which is not capable of being cured within thirty (30) days and fails to (i) proceed promptly and diligently to correct the breach, (ii) develop within thirty (30) days following written notice of breach from SK a complete plan for curing the breach, and (iii) cure the breach within sixty (60) days of notice thereof;

                  (iii) commits a material breach of the Agreement that is not subject to cure with due diligence within sixty
                           (60) days of written notice thereof; or

                   (iv) commits numerous breaches of its duties or obligations which collectively have a significant, adverse effect upon the Services or constitute a material breach of the Agreement; provided, however, that SK gives written notice of such breaches and EDS has failed to immediately cure such breaches; provided, further however, if such breaches are cured and any such breach reoccurs (whether material or not) then SK may immediately terminate this Agreement as provided below without a further right to cure by
                           EDS:

                  then SK may by giving written notice to EDS, terminate the Agreement without charge to SK, in whole or in part, as of a date specified in the notice of termination. If SK chooses to terminate the Agreement in part, the charges payable under this Agreement will be equitably adjusted to reflect those Services that are terminated.

         (b)      In the event that SK:

                    (i) fails to pay EDS when due undisputed charges under the Agreement within thirty days of written notice from EDS of the failure to make such payment;


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

                   (ii) commits a material breach of a provision of the Agreement regarding EDS Confidential Information or Intellectual Property Rights which is not capable of being cured within thirty (30) days and fails to

                           (A) proceed promptly and diligently to correct the breach

                           (B) develop within thirty (30) days following written notice of breach from EDS a complete plan for curing the breach, and

                           (C) cure the breach within sixty (60) days of notice thereof

EDS may, by giving written notice to SK terminate the Agreement as of a date specified in such notice of termination.

11.2 TERMINATION FOR CONVENIENCE. SK may terminate this Agreement for convenience and without cause at any time by giving EDS at least six
         (6) months prior written notice designating the termination date and paying to EDS on the effective date of termination the applicable termination for convenience charge specified in Schedule 11.2. In the event that a purported termination for cause by SK under Section 11.1 is determined by a competent authority not to be properly a termination for cause, then such termination by SK shall be deemed to be a termination for convenience under this Section 11.2. EDS shall reduce the applicable termination for convenience charge in Schedule 11.2 by any costs assumed by SK, including the amount of any assets purchased by SK, the book value of any assets re-deployed, or the disposition proceeds of the remainder of the assets.

11.3     ADDITIONAL GROUNDS FOR TERMINATION.
         -----------------------------------
         (a) EDS may, at its sole option and without prior Notice, terminate the Agreement and any outstanding Statement of Works in the occurrence of any one or more of the following:

                    (i) The existing Chapter 11 case of Safety-Kleen Corp., Safety-Kleen Services, Inc. or Safety-Kleen Systems, Inc. are converted to a Chapter 7 case;

                   (ii) A plan of reorganization is confirmed in the case, but the plan does not become "effective"; or

                  (iii) A plan of reorganization is confirmed in the case, but the plan is not "substantially consummated".


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

         (b) In addition, once SK's plan of reorganization has become effective, and SK emerges from bankruptcy ("Reorganized SK"), if any one or more of the following occurs:

                    (i) A bankruptcy case under Chapter 7 or Chapter 11 of the United States Code is commenced by or against Reorganized SK or any of its subsidiaries, divisions, or affiliates and an order of relief is entered and not dismissed within 60 days;

                   (ii) A receiver, custodian, or trustee, not elected by or consented to by Reorganized SK's Board of Directors is appointed or takes control over substantially all of Reorganized SK's property or Reorganized SK itself; or

                  (iii) Reorganized SK makes an "assignment for the benefit of creditors" under applicable state statutory or common law; provided, however, this subparagraph is not intended to cover transfers made pursuant to Reorganized SK's confirmed plan of reorganization;

then EDS may, at its sole option and without prior Notice, terminate the Agreement and any outstanding Statement of Works.

         (c) EDS may also, at its sole option and with 30 days prior written notice, terminate the Agreement and any outstanding Statements of Work in accordance with Section 14.5.

11.4     EXTENSION OF TERMINATION EFFECTIVE DATE.
         ----------------------------------------
         SK may extend the effective date of termination of this Agreement one or more times as it elects, at its sole discretion, provided that the total of all such extensions shall not exceed twelve (12) months following the original effective date of termination. The period of any such extension shall not be less than one hundred eighty (180) days; provided, however, SK may extend the period for less than 180 days if SK agrees to pay EDS' demonstrable out-of-pocket expenses incurred by EDS as a result of such shorter extension. EDS shall receive at least sixty days notice of the extension. In such event, the Services shall be provided pursuant to and on the terms and conditions set forth in the Agreement.

11.5     TERMINATION/EXPIRATION ASSISTANCE.

         (a) Commencing six (6) months prior to expiration of this Agreement or on such earlier date as SK may request, or commencing upon any notice of termination or of non-renewal of this Agreement (including notice based upon default by SK), and continuing through the effective date of expiration, or, if applicable, through the effective date of termination of the Agreement, EDS shall provide


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

                  to SK, or at SK's request to SK's designee, the reasonable termination/expiration assistance requested by SK to facilitate the orderly transfer of the Services to SK or its
                  designee        ("Termination/Expiration         Assistance").
                  Termination/Expiration Assistance shall include the following:

                    (i) SK or SK's designee shall be permitted to undertake, without interference from EDS, to hire any of the Transitioned Employees. EDS will provide SK reasonable access to such employees for interviews and recruitment and will not interfere with SK's efforts to employ such personnel. EDS shall waive its rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by SK.

                   (ii) If SK is entitled pursuant to this Agreement to a sublicense or other right to use any Software owned by EDS and utilized in performing the Services, EDS shall provide such sublicense or other right, to the extent such license is not already provided hereunder.

                  (iii) EDS shall proceed promptly, upon SK's request, to transfer some or all of the agreements regarding the Software that may be transferred to SK as contemplated by Section 3.8.

                   (iv) At SK's request EDS shall: (A) proceed promptly, upon SK's request to transfer some or all of the agreements regarding the Equipment that may be transferred to SK as contemplated by Section 5.4; and
                           (B) sell to SK or its designee, at book value, the Equipment owned by EDS that was used exclusively in providing the Services as of such date. EDS shall also provide all user and other documentation relevant to such Equipment which is in EDS' possession. SK will assume responsibility under any maintenance agreements for such Equipment to the extent such responsibilities relate to periods after the date of termination or expiration of the Agreement.

                    (v) EDS shall assist SK in obtaining any necessary rights to any third party services then being utilized by EDS in the performance of the Services including services being provided through third party service contracts on Equipment and Software, that are not covered by Sections 3.8 or 5.4. EDS will be entitled to retain the right to utilize any such third party services in connection with the performance of services for any other EDS customer.

                   (vi) SK shall reimburse EDS if EDS has paid the charges and other amounts due under contracts or licenses in subsections (ii) - (v) assigned to SK where such charges are attributable to periods after the date of termination.


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

         (b) For a period of twelve (12) months following the effective date of termination or expiration under other provisions of the Agreement, EDS shall provide, at SK's request, any or all of the Services being performed by EDS prior to such effective date, including any of the Services described in Subsection
                  (a) of this Section. To the extent EDS is to perform Services under this Subsection (b), the provisions of the Agreement shall be applicable as such provisions would have been applicable to such Services prior to such effective date, and the charges for such Termination/Expiration Assistance shall be the then-current charges applicable to the Services being provided under this Subsection. The period of any such post-termination Services shall not be less than one hundred eighty (180) days; provided, however, SK may extend the period for less than 180 days if SK agrees to pay EDS' demonstrable out-of-pocket expenses for additional Software license fees incurred by EDS as a result of such shorter extension. EDS shall receive at least sixty days notice of the extension. This Subsection (b) shall survive termination or expiration of the Agreement.

         (c) In the event this Agreement is terminated by EDS in accordance with Section 11.1(b), SK shall be required to prepay the estimated applicable charges monthly in advance for such Termination/Expiration Assistance and post-termination Services. Following each month the Parties will true-up any over/under payments made and refund/pay such overage/underage within fifteen (15) business days.

         (d) If any Termination/Expiration Assistance provided by EDS requires the utilization of additional resources that EDS would not otherwise use in the performance of the Agreement, SK will pay EDS for such usage at the professional services rates and in the manner set forth in the Agreement. If the Termination/Expiration Assistance requires EDS to incur costs that EDS would not otherwise incur in the performance of the Services under this Agreement, then EDS shall notify SK of the identity and scope of the activities requiring that EDS incur such costs and the projected amount of the charges that will be payable by SK for the performance of such assistance. Upon SK's authorization, EDS shallperform the assistance and invoice SK for such charges. Within thirty (30) business days after the date of the invoice SK shall pay EDS for authorized, additional charges incurred to provide such assistance to SK. If EDS is being paid in advance in accordance with Section 11.5(c), then these amounts payable under this subsection (d) shall also be paid in advance in a similar fashion with the accompanying true-up.

11.6 SK FAILURE TO PERFORM. SK's (or any third party acting under the control of SK) failure to perform any of its responsibilities set forth in the Agreement (other than as provided in Subsection 11.1(b) of the Agreement) shall not be deemed to be grounds for termination by EDS; provided, however, that EDS' nonperformance of its obligations under the Agreement shall be excused if and to the extent (a) such EDS nonperformance results from SK's failure to perform its responsibilities, and (b) EDS provides SK with reasonable notice of such nonperformance and uses commercially reasonable efforts to perform notwithstanding SK's failure to perform (with SK reimbursing EDS for its additional out-of-pocket Expenses for such efforts).

                     ARTICLE XII.  INDEMNITIES AND LIABILITY
                                   -------------------------
12.1 INDEMNITY BY EDS. EDS agrees to indemnify, defend and hold harmless SK and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all losses, liabilities, damages and claims (including taxes), and related costs and expenses (including reasonable attorneys' fees and expenses) (the "Losses") arising from, in connection with, or based on allegations of, any of the following:

         (a) any claim for a penalty, interest or other charge imposed by a taxing authority assessed against SK which are the obligations of EDS under the Agreement (except with respect to actual taxes, if any, that are payable by SK under this Agreement);

         (b) EDS' failure to perform any duties or obligations to be performed on or after the Effective Date by EDS under third party software licenses or third party service contracts, including but not limited to, SK's contract with SAP. However, EDS will have no obligation with respect to any Losses to the extent arising out of or in connection with claims for copyright infringement and/or breach of Software licenses or third party service contracts related to the Services (i) to the extent resulting from a failure to obtain a required consent for SK provided third party software, (ii) committed by SK, Affiliates and subcontractors other than as a result of EDS' failing to perform its obligations under the Agreement or
                  (iii) to the extent arising out of or resulting from SK's failing to perform its obligations under this Agreement;

         (c) Any claim of a third party subcontractor of EDS relating to or arising out of the provision of the Services; and

         (d) Subject to the procedures set forth in Section 12.5, and the exceptions contained in this Section 12.1(d),any claim of infringement of any United States patent, trademark, trade secret, copyright or other proprietary right, alleged to have occurred because of Software (other than third party software) or Confidential Information provided by EDS. EDS will have no liability to SK hereunder if (i) the claim of infringement is based upon the use of software provided by EDS hereunder in connection or in combination with equipment, devices or software not supplied by EDS or used in a manner for which the software was not designed, (ii) SK modifies any software provided by EDS hereunder and such infringement would not have occurred bur for such modification, or SK, on its own, uses the software in the practice of a patented process and there would be no infringement in the absence of such practice, or


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

                  (iii) the claim of infringement arises out of EDS' compliance with specifications provided by SK and such infringement would not have occurred but for such compliance.

12.2 INDEMNITY BY SK. SK agrees to indemnify, defend and hold harmless EDS and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses arising from, in connection with, or based on allegations of, any of the following:

         (a) SK's failure to pay rent or utilities at any SK facility location where SK is required to furnish space or utilities to EDS pursuant to the Agreement;

         (b) Subject to the procedures set forth in Section 12.5, and the exceptions contained in this Section 12.2(b), any claim of infringement of any United States patent, trademark, trade secret, copyright or other proprietary right, alleged to have occurred because of Software (other than third party software) or Confidential Information provided by SK. SK will have no liability to EDS hereunder if (i) the claim of infringement is based upon the use of software provided by SK hereunder in connection or in combination with equipment, devices or software not supplied by SK or used in a manner for which the software was not designed, (ii) EDS modifies any software provided by SK hereunder and such infringement would not have occurred but for such modification, or EDS, on its own, uses the software in the practice of a patented process and there would be no infringement in the absence of such practice, or
                  (iii) the claim of infringement arises out of SK's compliance with specifications provided by EDS and such infringement would not have occurred but for such compliance;

         (c) Any claim for a penalty, interest or other charges imposed by a taxing authority assessed against SK which are the obligations of SK under the Agreement (except with respect to actual taxes, if any, that are payable by EDS under the Agreement).

12.3 ADDITIONAL INDEMNITIES. EDS and SK each agree to indemnify, defend and hold harmless the other, and its Affiliates, officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

         (a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor, the Affiliates of the indemnitor or subcontractors of the indemnitor and its Affiliates;

         (b)      any claim for personal  injury or property  damage caused by a
                  Party,    its   Affiliates,    its   employees,    agents   or
                  subcontractors; or

         (c) any fines or claims resulting from a violation of any law, regulation or other governmental obligation of a Party.

         Each Party shall be responsible for damages to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to their own insuring arrangements (if any) with respect to such Losses. EDS and SK waive all rights to recover against each other for any Losses caused by damage to their respective tangible personal property (whether owned or leased) or real property from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. EDS and SK will cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party.

12.4     INFRINGEMENT.
         -------------
         (a) If any EDS Software, third party software licensed directly by EDS (which shall not include EDS assumed Software licenses from SK) or Equipment (except for Equipment provided to EDS by SK, whether purchased or assumed) used to provide the Services becomes, or in EDS' reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, EDS shall, in addition to indemnifying SK as provided in this Article 12 and to the other rights SK may have under this Agreement, promptly at EDS' expense use commercially reasonable efforts to secure the right to continue using the item or replace or modify the item to make it non-infringing, provided that any such replacement or modification will not degrade the performance or quality of the affected component of the Services. In the event neither of such actions can be accomplished by EDS, and only in such event, EDS shall remove the item from the Services and EDS' charges shall be equitably adjusted to reflect such removal.

         (b) If any SK Software, or third party software licensed directly by SK used to provide the Services becomes, or in SK's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, SK shall, in addition to indemnifying EDS as provided in this
                  Article 12 and to the other rights EDS may have under this Agreement, promptly at SK's expense use commercially reasonable efforts to secure the right to continue using the item or replace or modify the item in accordance with the Change Control Process.

12.5     INDEMNIFICATION PROCEDURES
         --------------------------
         With  respect  to  third-party   claims,   including  claims  regarding
         infringement, the following procedures shall apply:


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

         (a) NOTICE. Promptly after receipt by any entity entitled to indemnification under Sections 12.1 through 12.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall promptly notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election"). The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of indemnitor.

         (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

         (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

12.6 SUBROGATION. In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 12.1 through 12.3, the indemnitor shall, upon payment of such indemnity in full, except as provided in Section 12.3, be subrogated


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

         to all rights of the indemnitee with respect to the claims to which such indemnification relates.

12.7     LIABILITY RESTRICTIONS.
         -----------------------
         (a) Subject to Subsection 12.7(c) below, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to and will not exceed in the aggregate an amount equal to $12,000,000.

         (b) SUBJECT TO SUBSECTION 12.7(C) BELOW, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST INCOME OR LOST REVENUE WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY.

         (c) The limitations set forth in Subsections (a) and (b) of this Section shall not apply with respect to:

                    (i)    Losses   occasioned  by  the   intentional   tortious
                           conduct, willful misconduct or gross negligence of a Party; or

                   (ii) Losses caused by claims that are the subject of indemnification pursuant to Sections 12.1(a), Section 12.1(d), 12.2(b),or 12.2(c).

         (d) DUTY TO MITIGATE. Each Party has a duty to mitigate the damages that would otherwise be recoverable from the other pursuant to this Agreement by taking appropriate and reasonable actions to reduce or limit the amount of such damages.

         (e) CONTRACTUAL STATUTE OF LIMITATIONS. No claim and demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either Party against the other.

         (f) ACKNOWLEDGMENT. The Parties expressly acknowledge that the limitations and exclusions set forth in this Section have been the subject of active and complete negotiation between the Parties and represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each Party pursuant to this Agreement. The


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

                  provisions of this Section will survive the expiration or termination of this Agreement for any reason.

         (g) RISK OF BUSINESS; INDEMNIFICATION. SK acknowledges and agrees that in running its business it faces business risk separate and apart from its systems but for which its systems provide the operational platform. SK acknowledges and agrees that EDS is not assuming and should not be exposed to these general business risks associated with SK's business, and SK shall indemnify and defend EDS from any and all third party Losses arising out of these general business risks.

12.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                   ARTICLE XIII.  INSURANCE; DISASTER RECOVERY
                                  ----------------------------

13.1 INSURANCE. EDS will carry, at its expense, complete and comprehensive insurance in the following minimum amounts and types:

         (a) Comprehensive general liability coverage in the minimum amount of $2,000,000 each occurrence and $2,000,000 annual aggregate, including a Broad Form General Liability Endorsement and Broad Form Property Damage Extension;

         (b)      Worker's compensation insurance providing statutory benefits;

         (c) Employers' liability insurance in the minimum amount of $100,000, $500,000, $100,000;

         (d) Owned or non-owned automobile liability insurance in the minimum amount of $1,000,000 each accident;

         (e)      Umbrella   liability   coverage  in  the  minimum   amount  of
                  $10,000,000 each occurrence and annual aggregate;

         (f) Employee dishonesty and computer fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of EDS, acting alone or in collusion with others, including the property and funds of others in their care, custody or control, in a minimum amount of ten million dollars ($10,000,000) per occurrence; however, Losses otherwise payable to SK hereunder will be reduced by 50% for any covered Losses that involve the dishonesty of the employees of both EDS and SK; and

         (g)      Professional   liability  claims  with  a  minimum  amount  of
                  $10,000,000 each loss.


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

The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by SK, and the policies in (a), (d) and (e) above shall name SK as an additional insured and the policies in (f) and (g) above shall name SK as a loss payee to the extent of SK's insurable interest. EDS shall cause its insurers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained in force and that not less than thirty (30) days written notice shall be given to SK prior to any material modification, cancellation or non-renewal of the policies. The insurers selected by EDS shall have an A.M. Best rating of A- or better, Class VII or better, or if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. EDS shall assure that Authorized Subcontractors, if any, maintain insurance coverage as specified in this Article. With the exception of any policies required to be maintained by law, EDS shall maintain the insurance policies listed above so long as the policies are reasonably available. If any such policy, in EDS' reasonable judgement is no longer reasonably available, then EDS and SK shall mutually negotiate in good faith a reasonably acceptable alternative.

The obligation of EDS to provide the insurance specified herein shall not increase in any way any obligation or liability of EDS provided elsewhere in this Agreement.

13.2 DISASTER RECOVERY. EDS shall provide a disaster recovery plan in accordance with the procedures mutually agreed to in the applicable Statements of Work.


                           ARTICLE XIV. MISCELLANEOUS
                                        -------------

14.1 RIGHT TO ENGAGE IN OTHER ACTIVITIES. SK acknowledges and agrees that EDS may provide information technology services for third parties at any EDS facility that EDS may utilize from time to time for performing the Services. Subject to the restrictions set forth in Sections 2.2(a)(iv) and 3.19, and the restrictions on the use of data and the disclosure of confidential information set forth in ARTICLE VIII, or as otherwise provided in this Agreement nothing in this Agreement will impair EDS' right to acquire, license, market, distribute, develop for itself or others or have others develop for EDS similar technology performing the same or similar functions as the technology and Services contemplated by this Agreement.

14.2 INDEPENDENT CONTRACTORS. The Parties are independent contractors, and this Agreement will not be construed as constituting either Party as partner, joint venturer or fiduciary of the other, as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other. Except as otherwise expressly provided in this Agreement, each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by it pursuant to this Agreement.


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

14.3 ENTIRE AGREEMENT; SURVIVAL. This Agreement (including the Schedules attached hereto, each of which is incorporated into this Agreement by this reference) constitutes the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and supersedes any previous or contemporaneous agreements, understandings or communications, whether written or oral, relating to such subject matter. The expiration or termination of this Agreement for any reason will not release either Party from any liabilities or obligations set forth herein which (a) the Parties have expressly agreed will survive any such expiration or termination or (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

14.4 AMENDMENTS; WAIVER. Changes or modifications to this Agreement may not be made orally or through a course of dealing, but only by a written amendment or revision signed by the Parties. Any terms and conditions varying from this Agreement on any order, invoice or other notification from either Party are not binding on the other unless specifically accepted by the other. Unless otherwise expressly provided in this Agreement, neither a delay or omission by either Party to exercise, nor a course of dealing with respect to, any right or power under this Agreement will be construed to be a waiver thereof. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

14.5 BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the Parties and their successors and permitted assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any party other than EDS and SK any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement). Except as otherwise expressly provided in SECTION 2.3, neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the consent of the other, which consent will not be unreasonably withheld. If the SK Yellow Business is sold, then EDS may in its sole discretion choose to exercise its termination rights with respect to any remaining portion of the business of SK that is not sold under Section 11.3(c) and provide SK with the Termination/Expiration Assistance (as described in Section 11.5).

14.6 EXPORT REGULATIONS. This Agreement is expressly made subject to any United States government laws, regulations, orders or other restrictions regarding export from the United States of computer hardware, software, technical data or derivatives of such hardware, software or technical data. Notwithstanding anything to the contrary in this Agreement, SK will not directly or indirectly export (or reexport) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same:
         (a) into (or to a national or resident of) Cuba, North Korea, Iran, Iraq, Libya, Syria or any other country to which the United States has embargoed goods; (b) to anyone on the U.S. Treasury Department's List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department's Denied Parties List; or (c) to any country or destination for which the United States government


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

         or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each Party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding reexport or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under this Agreement. The provisions of this Section 14.6 will survive the expiration or termination of this Agreement for any reason.

14.7 APPROVALS AND SIMILAR ACTIONS. Except as otherwise expressly provided in this Agreement, where agreement, approval, acceptance, consent or similar action is required of either Party by any provision of this Agreement, such action will not be unreasonably withheld or delayed. An approval or consent given by a Party under this Agreement will not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

14.8 NOTICES. Except as otherwise expressly provided in this Agreement, all notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at the following addresses:

                  If to SK:
                           Chief Financial Officer
                           1301 Gervais Street, Suite 300
                           Columbia, SC 29201

                  With a Copy to:
                           General Counsel
                           1301 Gervais Street, Suite 300
                           Columbia, SC 29201

                  If to EDS:

                           Pat Costa
                           5400 Legacy Drive
                           Plano,Texas 75024

                  With a Copy to:

                           General Counsel
                           5400 Legacy Drive
                           Plano, Texas 75024


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

                  All notices under this Agreement that are addressed as provided in this Section 14.8, (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile, will be deemed given when confirmed and (c) if delivered by mail in the manner described above, will be deemed given on the fifth business day after the day it is deposited in a regular depository of the United States mail. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective.

14.9     EXCUSED PERFORMANCE.
         --------------------
         (a )No Party shall be liable for any default or delay in the performance of its obligations under the Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other (a) cause beyond the reasonable control of such Party; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to EDS by EDS meeting its obligations for performing disaster recovery Services as described in the Agreement) (any event for which a Party is not liable for default or delay in the performance of its obligations under this Subsection (a) (a "Force Majeure Event").

         (b) In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) calendar days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. Whenever a Force Majeure Event causes EDS to allocate limited resources between or among EDS' customers, SK shall receive  at  least  the  same  priority  in  respect  to  such allocation as any of EDS' other customers receiving substantially similar services.

         (c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of SK functions reasonably identified by SK as critical for more than five (5) consecutive days, then at SK's option:


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

                    (i) SK may procure such Services from an alternate source, and EDS will directly and timely pay the difference between the full amount charged by such alternate source for the provision of such Services to SK and the charges due EDS under this Agreement had a Force Majeure Event not taken place, until such time as EDS is able to restore the Services and meet the Service Levels (unless the Services or this Agreement is terminated earlier by SK pursuant to
                           (ii) or (iii) below), but in no event for more than one hundred eighty (180) days; or

                  (ii) SK may terminate any portion of the Services so affected at no charge and the charges payable under the Agreement shall be equitably adjusted to reflect those terminated Services.

14.10 PUBLIC RELATIONS AND MARKETING REFERENCES. Each Party will coordinate with the other regarding any media release, public announcement or similar disclosure relating to this Agreement or its subject matter and will give the other Party a reasonable opportunity to review and comment on the content of such release, announcement or disclosure prior to its release. This provision does not alter the restrictions on the disclosure of confidential information set forth in Section 8.4 and, subject to SECTION 8.4, will not be construed so as to delay or restrict either Party from disclosing any information required to be disclosed in order to comply with any applicable laws, rules or regulations. In addition, the Parties acknowledge and agree that the filing in the Bankruptcy Court contemplated by Section 1A.1 will be made by SK. Notwithstanding the foregoing but subject to any applicable laws, rules or regulations, each Party will have the right to list the name of the other Party, to make general references to the basic nature of the relationship between the Parties under this Agreement and to describe generally the type of services being provided by EDS to SK under this Agreement in such Party's promotional and marketing materials, in such Party's oral or visual presentations to third parties, in interviews conducted by the news media or securities analysts and in or through any other available media channels, including print, Internet, radio, cable and broadcast mediums.

14.11 CERTAIN CONSTRUCTION RULES. All references to days, months or years are references to calendar days, months or years. To the extent that the provisions of this Agreement and the Schedules are inconsistent, to the extent possible such provisions will be interpreted so as to make them consistent, and if that is not possible, the provisions of the Schedules will prevail. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, and such provision will be deemed to be restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law. The Parties agree that this Agreement is an executory contract as contemplated by 11 U.S.C. Section
         365. In performing its obligations under this Agreement, neither Party will be required to undertake any activity that would conflict with the requirements of any applicable law, rule, regulation, interpretation, judgment, order or injunction of any governmental authority. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument. The Parties acknowledge and agree that each has been represented by legal counsel of its choice throughout the negotiation and drafting of this Agreement, that each has participated in the drafting hereof and that this Agreement will not be construed in favor of or against either Party solely on the basis of a Party's drafting or participation in the drafting of any portion of this Agreement.

14.12 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, SK and EDS. The Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties. This Section 14.12 shall not, however, affect EDS' obligation to provide the Services to entities other than SK and SK Affiliates as set forth in, and subject to, Section 3.2.

14.13 COVENANT AGAINST PLEDGING. EDS agrees that, without the prior written consent of SK, it shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from SK under the Agreement for any reason whatsoever.

14.14 ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings, or agreements between the Parties relative to such subject matter. Upon the effectiveness of this Agreement, the Letter of Intent shall terminate and be of no further force and effect as of May 3,2002.Upon the effectiveness of this Agreement, the terms of all of the services provided by EDS under the Letter of Intent shall be governed by this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

SAFETY-KLEEN SERVICES, INC.                     ELECTRONIC DATA SYSTEMS
                                                CORPORATION

By:      /s/ James K. Lehman                 By:      /s/ Pat Costa
    ---------------------------                  ---------------------------
Title:   Director                            Title:   President, IS, NE
       ------------------------                     ------------------------
Date:    4/24/02                             Date:    4/26/02
      -------------------------                    -------------------------

                                             EDS INFORMATION SERVICES L.L.C.


                                             By:      /s/ Pat Costa
                                                 ---------------------------
                                             Title:   Presidsent, IS, NE
                                                    ------------------------
                                             Date:    4/26/02
                                                   -------------------------

                             SCHEDULE OF DEFINITIONS
                             -----------------------

         Defined Term                                    Location of Definition
         ------------                                    ----------------------
         Access                                          Section 5.1

         Additional Services                             Section 3.11

         Affiliate                                       Section 3.2(b)

         Agreement                                       Section 1A.4(f)

         Authorized Subcontractors                       Section 2.3(a)(i)

         Bankruptcy Case                                 Section 1A.1

         Benchmarking                                    Section 3.13

         Blue Business                                   Section 1A.2(h)

         Categories of Services                          Section 3.2(a)

         Change Control Procedures                       Section 1.10(c)

         Confidential Information                        Section 8.4(a)

         Developed Software                              Section 7.1(e)

         ECI                                             Schedule 9.7

         ECI Adjustable Charges                          Schedule 9.7

         ECI Base Index                                  Schedule 9.7

         ECI Current Index                               Schedule 9.7

         EDS                                             Introduction

         EDS Client Delivery Executive                   Section 1.1

         EDS Confidential Information                    Section 8.4(b)(ii)

         EDS Development Tools                           Section 7.1(g)

         EDS Software                                    Section 7.1(a)



                                    11.2 - 1

         EDS-Vendor Software                             Section 7.1(b)

         Effective Date                                  Section 1A.1

         EIS                                             Introduction

         Expiration Date                                 Section 3.1

         Extraordinary Event                             Section 3.7(a)

         Final Order                                     Section 1A.1

         Force Majeure Event                             Section 14.9(a)

         Former Affiliate                                Section 3.5

         Key EDS Positions                               Section 2.2(a)(i)

         Letter of Intent                                Section 1A.1

         Losses                                          Section 12.1

         Monthly Performance Report                      Section 1.5

         Nonconformance                                  Section 6.1(i)

         Other Deliverables                              Section 7.1(f)

         Party/Parties                                   Section 1A.2(g)

         Privacy Laws                                    Section 8.3

         Procedures Manual                               Section 1.9

         Residual Technology                             Section 7.1(g)

         Service Levels                                  Section 3.3(a)

         Services                                        Section 3.2(a)

         Software                                        Section 5.3

         Software                                        Section 7.1(h)

         Steering Committee                              Section 1.3


                                    11.2 - 2

         System Change                                   Section 3.12

         Targeted Cost Increases                         Section 3.7(b)(ii)

         Targeted Cost Reductions                        Section 3.7(b)(i)

         Targeted Resource Additions                     Section 3.7(b)(ii)

         Targeted Resource Reductions                    Section 3.7(b)(i)

         Technology  and Process Improvement Plan        Section 1.6

         Termination/Expiration Assistance               Section 11.5(a)

         Transitioned Employees                          Section 2.1

         SK                                              Introduction

         SK Competitor                                   Section 2.2(a)(iv)

         SK Confidential Information                     Section 8.4(b)(i)

         SK Data                                         Section 8.1

         SK-Leased Equipment                             Section 5.1

         SK-Owned Equipment                              Section 5.1

         SK Representative                               Section 1.2

         SK Software                                     Section 7.1(c)

         SK-Vendor Software                              Section 7.1(d)

         Statement of Work                               Section 3.2(a)

         Yellow Business                                 Section 1A.2(h)


                                    11.2 - 3

                           THE SCHEDULES AND EXHIBITS
                        THERETO ARE CONFIDENTIAL AND WERE
                         INTENTIONALLY REDACTED FROM THE
                            MASTER SERVICES AGREEMENT